SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant (X) Filed by a Party other than the Registrant (  )

Check the appropriate box:

( )  Preliminary Proxy Statement      ( )  Confidential,  for  Use of
                                           the  Commission  Only  (as
                                           permitted by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement

( )  Definitive Additional Materials

( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                TOYS "R" US, INC.
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than Registrant) Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule, or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

[GRAPHIC]                           [LOGO]
GEOFFREY                        TOYS "R" US (R)
                                 461 From Road
                               Paramus, NJ 07652

Robert C. Nakasone
Chief Executive Officer

                                                                  April 30, 1999

Dear Stockholder:

      I am pleased to invite you to our Company's 1999 Annual Meeting of Stockholders on Wednesday, June 9, 1999, beginning at 10:00 a.m. The meeting will be held at the Westin Hotel Atlanta North at Perimeter, 7 Concourse Parkway, Atlanta, Georgia 30328.

      Immediately following the Annual Meeting, you are invited to tour our new C-3 prototype store in Alpharetta, Georgia.

      Directions to the Annual Meeting, from the hotel to the store, and from the store to the airport are included on the reverse side of this letter and can be easily detached from the proxy along the perforated line. Please bring this letter with you to the meeting as it will serve as your admittance pass to the meeting. Additionally, in order to better accommodate you, we ask that you contact us at 1-800-236-0397 to advise us that you plan on attending the 1999 meeting, as to the number of guests accompanying you and whether you and your guests plan on taking the bus from the hotel to the store.

                                                            Sincerely,

                                                      /s/ Robert C. Nakasone

          Directions to Westin Hotel Atlanta North at Perimeter and to
                    Toys "R" Us Store in Alpharetta, Georgia

From Airport to Westin Hotel

Take Interstate 85 North to GA 400 North (Toll Road).
Take Exit 4A-Glenridge Connector.
At the first light, turn right.
Turn left at Peachtree-Dunwoody-Continue straight until you go under I-285. At second light, turn left into the Concourse office complex.
Follow the road to your left and the hotel will be located on your right.

From Westin Hotel to Store

Take 400 North to Exit #08 (Mansell Road).
Make a right onto Mansell Road.
Take Mansell Road to the first light (Burger King on northeast corner). Turn left at the light onto Northpoint Parkway.
Go to first light and make left to store.

From Store to Airport

Depart store and make right onto  Northpoint  Parkway.
At first  light,  make a right onto Mansell  Road.
Go under  overpass and make a left at light to GA 400 South.
Take GA 400 South to Interstate 85 South.
Follow signs for airport.

     (Bus transportation will be provided between the Hotel and the Store.
        Please indicate when calling 1-800-236-0397 if you (and guests)
                        intend to use the bus service.)

                     Westin Hotel Atlanta North at Perimeter
                               7 Concourse Parkway
                             Atlanta, Georgia 30328
                               Phone: 770-395-3900

                 PLEASE PRESENT FOR ADMITTANCE INTO THE MEETING

                                     [LOGO]
                                 TOYS "R" US (R)
                                  461 From Road
                                Paramus, NJ 07652

              ---------------------------------------------------
              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  June 9, 1999
              ---------------------------------------------------

TO THE STOCKHOLDERS OF
TOYS "R" US, INC.

      The Annual Meeting of Stockholders of Toys "R" Us, Inc. (the "Company") will be held at the Westin Hotel Atlanta North at Perimeter, 7 Concourse Parkway, Atlanta, Georgia 30328, on Wednesday, June 9, 1999 at 10:00 A.M., for the following purposes:

      1.    to elect directors;

      2. to consider and act upon a proposal to adopt a new Non-Employee Directors' Compensation Program;

      3. to consider and act upon a stockholder proposal -- Maximize Value Resolution;

      4. to consider and act upon a stockholder proposal -- Request for Monitoring Report Resolution; and

      5. to consider and transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

      Only stockholders of record at the close of business on April 12, 1999 will be entitled to vote at the meeting.

                                                           DENNIS J. BLOCK
                                                           Secretary

April 30, 1999

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                TOYS "R" US, INC.
                                  461 From Road
                            Paramus, New Jersey 07652

                         Annual Meeting of Stockholders
                                  June 9, 1999

                             SOLICITATION OF PROXIES

      The accompanying proxy is solicited by the Board of Directors of Toys "R" Us, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Westin Hotel Atlanta North at Perimeter, 7 Concourse Parkway, Atlanta, Georgia 30328, on Wednesday, June 9, 1999 at 10:00 A.M., or at any adjournment or adjournments thereof.

      A stockholder who executes a proxy may revoke it at any time before it is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy. A proxy that is properly signed and not revoked will be voted for the nominees for election as directors listed herein unless contrary instructions are given or the persons named in the proxy elect to exercise their discretionary authority to accumulate votes in favor of less than all nominees. As to the other matters to be presented at the meeting, all proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld. Where a choice is specified as to a proposal, they will be voted in accordance with such specification, and if no instructions are given, the persons named in the proxy intend to vote FOR approval of the proposal to adopt a new Non-Employee Directors' Compensation Program and AGAINST approval of Stockholder Proposal No. 1 - Maximize Value Resolution and Stockholder Proposal No. 2 - Request for Monitoring Report Resolution. The Board of Directors knows of no other business to come before the meeting, but if other matters properly come before the meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

      The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. It is anticipated that the mailing of this Proxy Statement will commence on or about April 30, 1999.

                                VOTING SECURITIES

      The Company had outstanding 248,526,348 shares of common stock ("Common Stock") at the close of business on April 12, 1999, which are the only securities of the Company entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote (except as stated below under "Election of Directors") on each matter as may properly be brought before the meeting. Only stockholders of record at the close of business on April 12, 1999 will be entitled to vote.

      With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Directors are elected by a plurality of the votes cast in the election. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange (the "NYSE"), brokers who hold shares in street name have the authority to vote on certain "routine" matters when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. Under applicable law, a broker non-vote will have no effect on the outcome of the election of directors.

      The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for: (i) the approval of the proposal to adopt a new Non-Employee Directors' Compensation Program; (ii) the approval of Stockholder Proposal No. 1 -- Maximize Value Resolution; and (iii) the approval of Stockholder Proposal No. 2 -- Request for Monitoring Report Resolution. An abstention with respect to any of these proposals will be counted as present for purposes of determining the existence of a quorum, but will have the practical effect of a negative vote as to that proposal. The NYSE determines whether brokers who do not receive instructions will be entitled to vote on these proposals. In the event of a broker non-vote with respect to any such proposal coming before the meeting caused by the beneficial owner's failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated.

      Proxies identifying individual stockholders are confidential except: (i) as necessary to determine compliance with law or assert or defend legal claims;
(ii) as necessary to allow the inspector of elections to certify the results of a vote; (iii) in the event that a stockholder expressly authorizes disclosure with respect to his or her vote; (iv) in certain circumstances in a contested proxy solicitation; or (v) in the event that a stockholder makes a written comment on a proxy card or an attachment to it. The Company retains an independent organization to tabulate stockholder votes and to certify voting results.

                             PRINCIPAL STOCKHOLDERS

      As of April 12, 1999, the following are the only entities known to the Company to be the beneficial owners of more than five percent of the Common
Stock:

                                                Total Number
                                                  of Shares
     Name and Address of                        Beneficially        Percent
      Beneficial Owner                             Owned           of Class
      ----------------                             -----           --------
Putnam Investments, Inc.(1) ...............       13,017,980         5.24%
  One Post Office Square
  Boston, MA 02109

Trimark Financial Corporation(2) ..........       17,272,100         6.95%
  One First Canadian Place
  Suite 5600, POB 487
  Toronto, Ontario M5X 1E5

----------
(1) According to the Schedule 13G, dated February 18, 1999, filed with the Securities and Exchange Commission (the "Commission") jointly by Putnam Investments, Inc. ("PII"), Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, Inc. ("PIM") (the investment adviser to PII's mutual funds), and The Putnam Advisory Company, Inc. ("TPAC") (the investment adviser to PII's institutional clients), at December 31, 1998, PII, a wholly-owned subsidiary of MMC, was the beneficial owner of 13,017,980 shares of Common Stock in its capacity as the sole parent of PIM and TPAC, owners of 12,614,200 and 403,780 shares of Common Stock, respectively. The
     Schedule 13G indicates that both subsidiaries have dispository power over the shares as investment managers, but each of the mutual funds' trustees have voting power over the shares held by each fund, and TPAC has shared voting power over the shares held by the institutional clients. Each of PII and MMC disclaims the power to vote or dispose of, or to direct the vote or disposition of, such shares.

(2) According to the Schedule 13G, dated February 1, 1999, filed with the Commission by Trimark Financial Corporation, a corporation incorporated under the laws of Ontario, Canada ("Trimark"), certain Trimark mutual funds (the "Trimark Funds"), which are trusts organized under the laws of Ontario, Canada, are owners of record of 17,272,100 shares of Common Stock. Trimark Investment Management Inc. ("TIMI"), a corporation incorporated under the laws of Canada, is a manager and trustee of the Trimark Funds. TIMI is qualified to act as an investment adviser and manager of the Trimark Funds in the province of Ontario pursuant to a registration under the Securities Act (Ontario). Trimark owns 100% of the voting equity securities of TIMI.

      The determination that there were no other persons, entities or groups known to the Company to beneficially hold more than 5% of the Common Stock was based on a review of all statements filed with respect to the Company since the beginning of the past fiscal year with the Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act").

                              ELECTION OF DIRECTORS

      In accordance with the recommendation of its Nominating Committee, the Board of Directors has proposed for election at the Annual Meeting of Stockholders the 10 individuals listed below to serve (subject to the Company's By-Laws) as directors of the Company until the next annual meeting and until the election and qualification of their successors. All such nominees are current directors of the Company and were elected by the stockholders at the annual meeting held in 1998. If any such person should be unwilling or unable to serve as a director of the Company (which is not anticipated) the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

      In electing directors, holders of Common Stock have cumulative voting rights; that is, each holder of record of Common Stock shall be entitled to as many votes as shall equal the number of shares owned of record multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among all or some of the directors to be voted for, as such holder sees fit. Unless contrary instructions are given, the persons named in the proxy will have discretionary authority to accumulate votes in the same manner.

      Certain information for each nominee for director is set forth below:

                                                    Common Stock
                                                    Beneficially
                                                    Owned as of          Percent
Principal Occupation, Employment, etc.              March 9, 1999       of Class
--------------------------------------              -------------       --------
Robert A. Bernhard ...............................       40,320(a)(b)(c)    *
   Private real estate developer since
   prior to 1994; director of the
   Company since 1980; age 72 years.

RoAnn Costin .....................................        9,855(b)(c)       *
   President of Reservoir Capital Management,
   Inc., an investment management firm since prior to 1994; director of the Company since June 1996; age 46 years.

Michael Goldstein ................................    1,314,714(d)          *
   Chairman of the Board since February 1998;
   Vice Chairman of the Board and Chief
   Executive Officer of the Company from
   February 1994 to February 1998; director of the Company since 1989; director of Houghton Mifflin Co.; age 57 years.

Calvin Hill ......................................        6,426(b)(c)(e)    *
   Independent Consultant since March 1994;
   Vice President of the Baltimore Orioles since prior to 1994 to February 1994;
   director of the Company since 1997;
   director of the March of Dimes and The
   Special Olympics; age 52 years.

Shirley Strum Kenny ..............................       13,902(b)(c)       *
   President of the State University of
   New York at Stony Brook since September
   1994;  President of Queens College of
   the City University of New York since
   prior to 1994 to August 1994;  director
   of the Company since 1990; director of
   Computer Associates International,
   Inc.; age 64 years.

Charles Lazarus ..................................      440,759(f)          *
   Chairman Emeritus of the Board since
   February 1998; Chairman of the Board
   since prior to 1994 to February 1998;
   director of the Company since 1969;
   director of Loral Space and
   Communication; age 75 years.

                                                    Common Stock
                                                    Beneficially
                                                    Owned as of          Percent
Principal Occupation, Employment, etc.              March 9, 1999       of Class
--------------------------------------              -------------       --------
Norman S. Matthews ...............................       17,649(b)(c)       *
   Independent retail consultant since prior to 1994; director of the Company since
   1995; director of Lechter's Inc., Loehmann's
   Holdings Inc., Finlay Enterprises, Inc., and Progressive Corp.; age 66 years

Howard W. Moore ..................................       51,619(b)(c)       *
   President of Howard Moore Associates,
   business consultants, since prior to
   1994; director of the Company since
   1984; age 68 years.

Robert C. Nakasone ...............................    2,192,138(g)          *
   Chief Executive Officer of the Company
   since February 1998; President and Chief
   Operating Officer from February 1994 to
   February 1998; director of the Company
   since 1989; director of Staples, Inc.;
   age 51 years.

Arthur B. Newman .................................       13,641(b)(c)      *
   Senior Managing Director of The Blackstone
   Group L.P., a private  investment firm,
   since prior to 1994;  director of Lone Star
   Industries, Inc.; age 55 years

----------
  *   Less than 1% of the outstanding Common Stock.

(a) Includes 24,419 shares beneficially owned by his wife, as to which shares Mr. Bernhard disclaims beneficial ownership.

(b)   Includes 11,800, 6,000, 3,000, 12,000, 9,200, 26,400, and 4,200 shares for
      Mr. Bernhard, Ms. Costin, Mr. Hill, Ms. Kenny, and Messrs. Matthews, Moore, and Newman, respectively, which such persons have the right to acquire upon exercise of currently exercisable options, and the percentage is calculated on the basis that such shares are deemed outstanding.

(c)   Includes 3,601,  3,355,  3,291,  115, 4,449,  3,291, and 4,441 Stock Units
      (rounded down to the nearest whole share) for Mr. Bernhard, Ms. Costin, Mr. Hill, Ms. Kenny and Messrs. Matthews, Moore and Newman (collectively the "Non-Employee Directors"), respectively. Each Stock Unit represents the right to receive a share of Company Common Stock and was received in lieu of cash for all or a portion of their director's fees. The stock underlying the Stock Units was purchased by the Company in its name for the benefit of each Non-Employee Director and will be delivered to each Non-Employee Director in exchange for Stock Units upon the Non-Employee Director's death, retirement, or resignation.

(d) Includes 1,057,308 shares which Mr. Goldstein has the right to acquire upon exercise of currently exercisable options, of which options to purchase 807,308 shares, although exercisable, provide that the shares acquired upon the exercise of such options having a value equal to the aggregate fair market value over the exercise price of such options are generally subject to forfeiture under certain conditions. Also includes 244,208 shares required to be held for a minimum of two years from the date on which such shares were deposited in a trust established by the Company (the "Grantor Trust"); Mr. Goldstein does not have voting power with respect to the shares held in the Grantor Trust and will forfeit
      29,358 of the shares under certain conditions. The percentage of Mr. Goldstein's aggregate ownership is calculated on the basis that all such shares are deemed outstanding.

(e) Includes 135 shares beneficially owned by his wife, as to which shares Mr. Hill disclaims beneficial ownership.

(f)   Includes  375,000  shares which Mr.  Lazarus has the right to acquire upon
      exercise  of  currently   exercisable   options,  and  the  percentage  is
      calculated on the basis that such shares are deemed outstanding.

(g) Includes 1,786,789 shares which Mr. Nakasone has the right to acquire upon exercise of currently exercisable options, of which options to purchase 1,536,789 shares, although exercisable, provide that the shares acquired upon the exercise of such options having a value equal to the aggregate fair market value over the exercise price of such options are generally subject to forfeiture under certain conditions. Also includes 380,066 shares required to be held for a minimum of two years from the date on which such shares were deposited in a trust established by the Company (the "Grantor Trust"); Mr. Nakasone does not have the voting power with respect to the shares held in the Grantor Trust and will forfeit 33,211 of the shares under certain conditions. Additionally, includes 2,925 shares beneficially owned by his minor children as to which shares Mr. Nakasone disclaims beneficial ownership. The percentage of Mr. Nakasone's aggregate ownership is calculated on the basis that all such shares are deemed outstanding.

----------
      The address of each person named in the table above is c/o Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652.

      On April 24, 1998, RoAnn Costin and Reservoir Capital Management, Inc. ("Reservoir"), an investment advisor as to which Ms. Costin is the sole officer, director and shareholder, without admitting or denying the findings contained therein (other than as to jurisdiction) consented to the issuance of an order by the Securities and Exchange Commission (the "Commission") in which the Commission (i) made findings that Reservoir and Ms. Costin had violated portions of Sections 206, 204 and 207 of the Investment Advisers Act of 1940 (the "Advisers Act") and certain rules promulgated thereunder and (ii) ordered respondents to cease and desist from committing or causing violation of certain provisions of the Advisers Act and the rules promulgated thereunder; censured respondents and ordered payment of a civil money penalty; and ordered Reservoir to comply with specified undertakings. The Commission's order does not impact Ms. Costin's ability to serve as a director of the Company.

      As of March 9, 1999, all executive officers and directors of the Company as a group (20 persons) owned beneficially 8,365,528 shares of Common Stock (including 7,605,809 shares with respect to which such persons had the right to acquire as of such date or within sixty days thereof, shares deposited in the Grantor Trust which are subject to forfeiture under certain circumstances and shares beneficially owned by the family members of certain executive officers and directors as to which family-owned shares such executive officers and directors disclaim beneficial ownership), which constituted approximately 3.36% of the shares of Common Stock deemed outstanding on that date. Except for those shares of which such persons have the right to acquire beneficial ownership, shares beneficially owned by such family members and shares deposited in the Grantor Trust, such executive officers and directors have sole voting power and sole investment power with respect to such shares.

      As of March 9, 1999, the Named Officers (as defined below) not identified in the table above owned beneficially the following shares of Common Stock (in each case, less than 1% of the shares deemed outstanding on such date): Bruce Krysiak, who resigned as President and Chief Operating Officer of the Company effective March 26, 1999, owned beneficially 910,000 shares of Common Stock (including 900,000 shares which Mr. Krysiak had the right to acquire upon exercise of currently exercisable options); Richard L. Markee, President of Kids "R" Us and Babies "R" Us Divisions, owned beneficially 607,858 shares of Common Stock (including 607,800 shares which Mr. Markee had the right to acquire upon exercise of currently exercisable options) and Gregory R. Staley, President of Toys "R" Us International Division, owned beneficially 545,146 shares of Common Stock (including 544,800 shares which Mr. Staley had the right to acquire upon exercise of currently exercisable options).

      The Board of Directors held five meetings during the Company's last fiscal year. The Board of Directors has an Executive Committee, a Nominating Committee, an Audit Committee, a Management Compensation and Stock Option Committee (the "Compensation Committee"), an Operating Committee and a Corporate Governance Committee.

      The Executive Committee currently has as its members Michael Goldstein, Charles Lazarus, Norman S. Matthews, Robert C. Nakasone and Arthur B. Newman. The Executive Committee of the Board of Directors has and may exercise all the powers and authority of the full Board of Directors, subject to certain exceptions. The Executive Committee held six meetings and took action once by unanimous written consent during the Company's last fiscal year.

      The Nominating Committee currently has as its members three directors who are not officers or employees of the Company: Robert A. Bernhard, RoAnn Costin and Shirley Strum Kenny (Chairperson). The Nominating Committee recommends to the Board of Directors the individuals to be nominated for election as directors at the annual meeting of stockholders and has the authority to recommend the individuals to be elected as directors to fill any vacancies or additional directorships which may arise from time to time on the Board of Directors.

The Nominating Committee considers nominations made in accordance with the procedure in the following paragraph. The Nominating Committee held one meeting during the Company's last fiscal year.

      The Company's By-Laws provide that nominations for the election of directors may be made by any stockholder of at least $1,000 in current value of shares of the Company entitled to vote for the election of directors in writing, delivered or mailed to the executive offices of the Company, Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652, not less than 90 days nor more than 120 days prior to the meeting, except that if less than 100 days notice of the meeting is given, such written notice shall be delivered or mailed not later than the close of business on the tenth day following the day on which notice of the meeting was mailed. Each notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director:
(i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Company that are beneficially owned by such person; and
(iv) any other information that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the Company's stockholder giving the notice: (i) the name and address, as they appear on the Company's books, of such stockholder; (ii) the class and number of shares of the Company that are beneficially owned by such stockholder as of the record date; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedure, such nomination will be disregarded.

      In accordance with the Company's retirement policy for Non-Employee Directors (as defined below), Non-Employee Directors, other than those who were members of the Board prior to 1997, may not serve on the Board of Directors after reaching the age of seventy-two, except that any such Non-Employee
Director who reaches age seventy-two may continue to serve until the next succeeding annual meeting of stockholders and the election and qualification of such Director's successor.

      The Audit Committee currently has as its members three directors who are not current or former officers or employees of the Company: RoAnn Costin, Shirley Strum Kenny and Arthur B. Newman (Chairperson). The Audit Committee held four meetings during the Company's last fiscal year. The Audit Committee: (i) reviews the procedures employed in connection with the internal auditing program and accounting procedures; (ii) consults with the independent auditors; (iii) reviews the reports submitted by such independent auditors; and (iv) makes such reports and recommendations to the Board of Directors as it may deem appropriate.

      The Compensation Committee currently has as its members three directors who are not current or former officers or employees of the Company: Robert A. Bernhard, Norman S. Matthews (Chairperson) and Arthur B. Newman. The Compensation Committee held five meetings and took action nine times by unanimous written consent during the Company's last fiscal year. The Compensation Committee reviews management compensation standards and practices and functions as the independent committee under certain of the Company's compensation plans. (See "Report of the Management Compensation and Stock Option Committee on Executive Compensation.")

      The Operating Committee consists of two directors and has as its members Michael Goldstein and Robert C. Nakasone. The Operating Committee is authorized to incur indebtedness on behalf of the Company within limits established by the full Board of Directors. The Operating Committee took action three times by unanimous written consent during the Company's last fiscal year.

      The Corporate Governance Committee consists of three directors and has as its members: Calvin Hill (Chairperson), Shirley Strum Kenny and Howard W. Moore. The Corporate Governance Committee held three meetings during the Company's last fiscal year. The Corporate Governance Committee: (i) reviews compliance with the "insider trading" rules of the NYSE and the Commission; (ii) reviews that proper guidelines are established for compliance with laws in the jurisdictions in which the Company does business; (iii) periodically reviews the Company's Code of Ethical Standards and Business Practices and Conduct, the Code of Conduct and compliance thereunder; (iv) recommends changes in Board compensation and retirement age policies and (v) reviews stockholder proposals.

Compensation of Directors

      Directors who are not officers or employees of the Company or any of its subsidiaries ("Non-Employee Directors") each receive $30,000 per annum for service on the Board and an additional $1,500 for attending any meetings of the Board and any committee meetings, subject to a maximum $1,500 meeting fee per day. Each Non-Employee Director who serves as a Chairperson of a Committee receives an additional annual fee of $2,500; and each Non-Employee Director who serves on the Executive Committee receives an additional annual fee of $2,500. All or a portion of such cash fees may be taken in the form of units representing shares of Common Stock to be purchased in the name of the Company for the benefit of eligible Directors ("Stock Units"). The Stock Units will generally be settled by delivery of Common Stock upon a Non-Employee Director's death, retirement or resignation pursuant to the Company's Stock Unit Plan for Non-Employee Directors (the "1997 Directors' Unit Plan"). Directors who are also officers or employees of the Company receive no additional compensation for services as a director, committee participation or special assignments.

      Under the Company's Amended and Restated Non-Employee Directors' Stock Option Plan (the "1990 Directors' Option Plan"), each year: (i) each
Non-Employee Director is granted options to purchase 5,000 shares of Common Stock; (ii) each Non-Employee Director who serves on the Executive Committee is granted additional options to purchase 5,000 shares of Common Stock; and (iii) each Chairperson of a Committee of the Board of Directors (consisting of Calvin Hill, as Chairperson of the Corporate Governance Committee; Shirley Strum Kenny, as Chairperson of the Nominating Committee; Arthur B. Newman, as Chairperson of the Audit Committee; and Norman S. Matthews, as Chairperson of the Compensation Committee) is granted additional options to purchase 1,000 shares of Common Stock. In addition, any new Non-Employee Director will be granted options to purchase 10,000 shares of Common Stock upon his or her election or appointment to the Board of Directors. Subject to certain conditions, one-fifth of such options become exercisable on a cumulative basis on each anniversary of the date of grant.

      Based upon information provided by the Corporation's independent executive compensation consultants, and following consultation with the Corporate Governance Committee and the Compensation Committee, the Board of Directors has determined that the Company's director compensation package should be revised. Accordingly, the Board of Directors has proposed that the stockholders approve a new compensation program for the Company's Non-Employee Directors (the "Non-Employee Directors' Compensation Program"), designed to promote increased ownership of Common Stock on the part of the Company's Non-Employee Directors, thereby maintaining and strengthening their desire to serve on the Board of Directors and more closely aligning their interests with the interests of the Company's stockholders. The Non-Employee Directors' Compensation Program will also bring the Company's compensation package more in line with the director compensation arrangements of comparable companies, permitting the Company to be more competitive in its ability to attract and retain outside directors. The Non-Employee Directors' Compensation Program would be implemented pursuant to:
(i) a new Non-Employee Directors' Stock Unit Plan (the "1999 Directors' Unit Plan"), which is intended to replace the 1997 Directors' Unit Plan; (ii) a new Non-Employee Directors' Stock Option Plan (the "1999 Directors' Option Plan"), which is intended to replace the 1990 Directors' Option Plan; and (iii) a related Non-Employee Directors' Deferred Compensation Plan (the "1999 Directors' Deferred Plan"). If the Non-Employee Directors' Compensation Program is approved by the stockholders, Stock Units awarded and options granted under the 1997 Directors' Unit Plan and the 1990 Directors' Option Plan before the effective date of the Non-Employee Directors' Compensation Program shall continue to be governed by the respective terms of the 1997 Directors' Unit Plan and the 1990 Directors' Option Plan, but no additional Stock Units or options shall be awarded or granted thereunder.

      As a primary purpose of the Non-Employee Directors' Compensation Program is to encourage increased ownership of Common Stock, the 1999 Directors' Unit Plan would replace the previous cash fees paid for meetings and committee service with the award of Stock Units, which will generally vest one year from the initial award date, valued at $1,500 per meeting for each Board meeting attended and at $1,000 per meeting for each Committee meeting attended. Fees for committee service would no longer be subject to a daily maximum. In lieu of prior cash fees and option grants, and in addition to the Stock Units awarded for Board and committee service, each Non-Employee Director who serves as a Chairperson of a Committee would be awarded Stock Units, valued at $10,000 per annum, and each Non-Employee Director who serves on the Executive Committee would be awarded Stock Units, valued at $35,000 per annum. Stock Units would be awarded and valued, during the first week of each fiscal year quarter, when shares of Common Stock underlying such Stock Units are reacquired by the Company. The Stock Units would generally be settled by delivery of Common Stock upon a Non-Employee Director's death, retirement after age 60 at least six months after the date of the award, resignation to enter public service or disability.

      As a further means of more closely aligning their interests with the interests of the Company's stockholders, pursuant to the 1999 Directors' Option Plan, Non-Employee Directors would initially receive options to purchase 30,000 shares of stock, and would receive a further grant of an option to purchase 30,000 shares on each three-year anniversary of the initial option grant date. Subject to certain exceptions, one-third of such options become exercisable on a cumulative basis on each of the third, fourth and fifth anniversaries of the date of grant.

      New Non-Employee Directors would be awarded Stock Units after six months of service, valued at $50,000, pursuant to the 1999 Directors' Unit Plan and would receive stock option grants after one year of service, to purchase a pro-rated number of shares of stock based on the number of months remaining in any respective three-year cycle of options granted to existing Non-Employee Directors, pursuant to the 1999 Directors' Option Plan.

      Non-Employee Directors may also elect to receive: (i) either an award of Stock Units or a grant of an option in lieu of all or any portion of the annual cash retainer, (ii) a grant of an option in lieu of an award of Stock Units or
(iii) an award of Stock Units in lieu of a grant of an option, at specified exchange ratios and in accordance with the terms and conditions of the 1999 Directors' Unit Plan and the 1999 Directors' Option Plan.

      In order to promote long-term ownership of Common Stock, the Non-Employee Directors' Compensation Program would permit Non-Employee Directors to elect to defer compensation or awards which may be in the form of cash, shares of stock, Stock Units and shares of Common Stock receivable upon the exercise of a stock option, pursuant to the 1999 Directors' Deferred Plan. Any such election would generally be irrevocable. Payment in settlement of any amounts of cash, Common Stock or other property credited to the deferral accounts established for the future benefit of Non-Employee Directors pursuant to the 1999 Directors' Deferred Plan would generally be made as soon as practicable after the expiration of the deferral period, and in such number of annual installments, as elected by a Non-Employee Director. See "Proposal to Adopt a New Non-Employee Directors' Compensation Program."

      Effective January 31, 1994, Charles Lazarus terminated his employment as Chief Executive Officer of the Company and, pursuant to his employment agreement, exercised his right to become a consultant to the Company for a five-year period. Under the terms of his agreement, Mr. Lazarus is required to refrain from competing either directly or indirectly with any business carried on by the Company during the term of his consulting period and for three years thereafter. As a consultant, Mr. Lazarus was obligated to render consulting services requested by the Board of Directors at times mutually convenient for the Company and Mr. Lazarus. Mr. Lazarus was entitled to receive as compensation during the five-year consulting period the following amounts: for the first year an amount equal to his total compensation (base salary and incentive compensation) received for the full fiscal year prior to his becoming a consultant (for the fiscal year ended January 29, 1994) and for the second through fifth years, 90%, 80%, 70% and 60% of such amount, respectively. For the fiscal year ended January 30, 1999, Mr. Lazarus received $4,717,518 in consulting fees. The employment agreement also provides that Mr. Lazarus is entitled to receive a payment of $200,000 a year for five years commencing February 1999, the termination of his consulting period.

      Effective February 25, 1998, Michael Goldstein resigned as Chief Executive Officer and Vice Chairman of the Board and was elected Chairman of the Board. Mr. Goldstein receives compensation for his service as Chairman in accordance with his retention agreement with the Company dated February 25, 1998. See "Employment Agreements" for a description of the terms of Mr. Goldstein's retention agreement.

Executive Compensation

      The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at January 30, 1999, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation            Long-Term Compensation Awards
                                            -----------------------------  -----------------------------------
                                                                                       Restricted       LTIP      All Other
                                                                            Stock        Stock         Payouts    Compensa-
Name and Principal Position (1)             Year    Salary ($)  Bonus ($)  Options   (#)Units ($)(1)   ($)(2)     tion ($)(3)
-------------------------------             ----    ----------  ---------  -------   ---------------   ------     -----------
Robert C. Nakasone ...................   01/30/99    899,990    360,000    1,100,000    4,266,000      151,340      140,908
   Chief Executive Officer               01/31/98    884,615     96,328      398,649                   250,040      133,982
                                         02/01/97    800,000    344,942      416,339                                102,891

Bruce Krysiak (4) ....................   01/30/99    639,995    320,000      900,000    5,812,500      107,801      102,689
   President and Chief Operating
   Officer

Richard L. Markee ....................   01/30/99    443,450    389,687      320,000                    55,890       61,590
   President of Kids "R" Us and          01/31/98    432,692      8,148       40,000      986,000       92,340       98,456
   Babies "R" Us Divisions               02/01/97    412,308    464,094       40,000                                 50,206

Michael Goldstein ....................   01/30/99    553,835    120,000      366,666    1,422,900      151,340      107,908
   Chairman of the Board                 01/31/98    884,615     96,328      524,886                   250,040      133,982
                                         02/01/97    800,000    344,942      264,144                                102,891

Gregory R. Staley ....................   01/30/99    441,142    124,600      320,000                    55,890       81,840
   President of Toys "R" Us              01/31/98    416,923    196,277       40,000      957,000       92,340       61,346
   International Division                02/01/97    395,385    143,074       40,000                                 48,598

----------
(1) Restricted Stock Units ("Restricted Units") were issued pursuant to the executives' Retention Agreements. Restricted Units represent the right to receive a like number of shares of Company Common Stock upon satisfactorily meeting the vesting, employment, and non-compete requirements specified in the Retention Agreements. Failures to meet such requirements subject the Restricted Units to forfeiture. In the case of Messrs. Nakasone and Goldstein, Restricted Units will vest 20% per annum, commencing May 1, 1998. Restricted Units are issued under the Toys "R" Us, Inc. Amended and Restated 1994 Stock Option and Performance Incentive Plan (the "1994 Plan").

     Value of Restricted Units is based on the closing price on the date of issuance of $27.00 for Messrs. Nakasone and Goldstein, $29.06 for Mr. Krysiak, and $29.00 for Messrs. Markee and Staley. At January 29, 1999, the number and value (based on the closing price of $15.00 per share of Common Stock at January 29, 1999) of non-dividend paying Restricted Units awarded are: 158,000 ($2,370,000), 200,000 ($3,000,000), 34,000 ($510,000), 52,700
     ($790,500), and 33,000 ($495,000) for Messrs. Nakasone, Krysiak, Markee, Goldstein and Staley, respectively.

(2) Long-Term Incentive Payouts related to long-term Performance Unit Awards. For the year ending February 1, 1997, the payouts under the Performance Unit Award program were included in the "Annual Compensation Bonus" amounts as awards were measured on one-year results. See "Report of the Management Compensation and Stock Option Committee on Executive Compensation."

(3) "All Other Compensation" represents the Company's contributions to the "TRU" Partnership Employee's Savings and Profit Sharing Plan (the "Profit Sharing Plan") and to its Supplemental Executive Retirement Plan (the "SERP") for the accounts of the Named Officers (with the exception of Mr. Krysiak). In addition, $83,313 is included for Mr. Krysiak, primarily due to reimbursement of relocation related expenses. See "Report of the Management Compensation and Stock Option Committee on Executive Compensation."

(4) Mr. Krysiak was employed by the Company from April 15, 1998 until March 26, 1999.

      The following table sets forth certain information concerning stock options granted during the fiscal year ended January 30, 1999 to the Named Officers. The hypothetical present value on date of grant shown below is presented pursuant to the rules of the Commission and is calculated under the Modified Black-Scholes Model for pricing options. The actual before-tax amount, if any, realized upon the exercise of a stock option will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the hypothetical present value or any value of the stock options reflected in this table will be realized.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                               Individual Grants
                                   -------------------------------------------------------------------------
                                                   % of Total                                   Grant Date
                                                     Options       Exercise      Expiration       Present
Name                               Options (#)     Granted(2)   Price/Share ($)     Date       Value ($) (3)
----                               -----------     ----------   ---------------     ----       -------------
Robert C. Nakasone ...........     200,000(1)          1.1%         28.38         03/13/2008      1,354,000
                                   900,000(1)          5.1%         18.16         09/08/2008      3,933,000

Bruce Krysiak ................     300,000(1)          1.7%         28.22         05/04/2008      2,046,000
                                   600,000(1)          3.4%         18.16         09/08/2008      2,622,000

Richard L. Markee ............      80,000(1)          0.5%         28.38         03/13/2008        541,600
                                   240,000(1)          1.4%         18.16         09/08/2008      1,048,800

Michael Goldstein ............      66,666(1)          0.4%         28.38         03/13/2008        451,329
                                   300,000(1)          1.7%         18.16         09/08/2008      1,311,000

Gregory R. Staley ............      80,000(1)          0.5%         28.38         03/13/2008        541,600
                                   240,000(1)          1.4%         18.16         09/08/2008      1,048,800

----------
(1) Non-qualified stock options granted in March and September for Messrs. Nakasone, Markee, Goldstein and Staley and in May and September for Mr. Krysiak are under the 1994 Plan. Such options become exercisable six months after the date of grant. Upon exercise of options, the number of shares having a value equal to the aggregate fair market value over the exercise price of the options is generally subject to forfeiture if the grantee does not remain with the Company until the fifth anniversary from the date the options are granted. See "Report of the Management Compensation and Stock Option Committee on Executive Compensation."

(2) Based on a total of 17,660,162 options granted to 43,450 employees of the Company.

(3) The hypothetical present values on grant date are calculated under the Modified Black-Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in estimating an option's present value. Factors used to value original options issued in 1998 include the following:

                                       March           May        September
                                       -----           ---        ---------
               Volatility              30.0%          30.5%         32.1%
              Risk Free Rate            5.6%           5.7%          5.1%

     Additional assumptions of 0% dividend yield, 6 year projected time to exercise, and 8% per annum risk of forfeiture are applied to all original options granted in 1998. No Restoration Options were granted during the 1998 year.

      The following table sets forth information concerning the exercise of options by the Named Officers during the last fiscal year and the value of unexercised options held by the Named Officers as of the fiscal year ended January 30, 1999:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                           Value of
                                                                       Shares of          Unexercised
                                                                      Common Stock       In-the-Money
                                   Shares of    Value Realized ($)  Underlying Options    Options at
                                 Common Stock   (Market Price at      at FY-End (#)       FY-End ($)
                                  Acquired on     Exercise Less       Exercisable/       Exercisable/
Name                             Exercise (#)    Exercise Price)      Unexercisable      Unexercisable
----                             ------------    ---------------      -------------      -------------
Robert C. Nakasone .........           0                0               886,789(1)          0
                                                                      1,075,000             0
Bruce Krysiak ..............           0                0               300,000(1)          0
                                                                        600,000             0
Richard L. Markee ..........           0                0               367,800(1)          0
                                                                        320,000             0
Michael Goldstein ..........           0                0               757,308(1)          0
                                                                        475,000             0
Gregory R. Staley ..........           0                0               304,800(1)          0
                                                                        240,000             0

----------
(1) Included in the totals for "Shares of Common Stock Underlying Options -- Exercisable" are 636,789, 300,000, 307,800, 507,308 and 259,800 for Messrs.
     Nakasone, Krysiak, Markee, Goldstein and Staley, respectively, which, although exercisable, provide that the shares acquired upon the exercise of such options having a value equal to the aggregate fair value over the exercise price of such options are generally subject to forfeiture if the grantee does not remain with the Company until the fifth anniversary from the date such options are granted.

      The following table sets forth information concerning long-term compensation awards granted under the Toys "R" Us, Inc. Amended and Restated Management Incentive Plan (the "Incentive Plan") to the Named Officers for the Company's fiscal year ended January 30, 1999:

                       LONG-TERM INCENTIVE PLANS - AWARDS
                               IN LAST FISCAL YEAR

                                                                Estimated
                                                             Future Payouts
                                                             Under Non-Stock
                                             Performance   Price-Based Plans (1)
                           Number of           or Other   ----------------------
                         Shares, Units      Period Until
                           of Other          Maturation           Target (2)
Name                      Rights (#)          or Payout               ($)
----------               --------------    -------------  ----------------------
Robert C. Nakasone ....    1,369,000           3 years             $260,110
Bruce Krysiak .........      977,000           3 years             $185,630
Richard L. Markee .....      506,000           3 years              $96,140
Michael Goldstein .....      456,333           3 years              $86,703
Gregory R. Staley .....      506,000           3 years              $96,140

----------
(1) Each unit awarded annually represents the right to receive a payment in cash and/or stock (at the discretion of the Compensation Committee) based upon the attainment of earnings per share levels exceeding an earnings per share hurdle pre-determined by the Compensation Committee for the designated performance period. All the payments shown are potential assumed amounts. There is no assurance that the Company will achieve results that would lead to payments under the Incentive Plan. If payouts are made, the Named Officers will be entitled to elect to receive shares of Common Stock in lieu of cash.

(2) If threshold earnings per share are not exceeded, no awards will be paid. Subject to certain limitations contained in the Incentive Plan, the unit awards do not provide for maximum payouts.

Employment Agreements

      On February 25, 1998, Michael Goldstein resigned as Chief Executive and Vice Chairman of the Board of Directors and was elected Chairman of the Board, and Robert C. Nakasone, then President and Chief Operating Officer of the Company, was elected Chief Executive Officer. Effective as of that date, the Company entered into retention agreements with Messrs. Goldstein and Nakasone. The current term of employment of Mr. Goldstein's agreement expires on the last day of the Company's fiscal year 1999, and the current term of employment of Mr. Nakasone's agreement expires on February 25, 2000. Each such agreement provides for automatic one-year renewals, unless terminated by either party in accordance with the terms thereof. Mr. Goldstein's agreement provides for a base salary of $900,000 per year until June 30, 1998, and $300,000 per year thereafter, and Mr. Nakasone's agreement provides for a base salary of $900,000 per year. The agreements also provide for participation in any and all insurance and other plans for the benefit of the Company's officers which are in effect during the employment period. Messrs. Goldstein and Nakasone are also entitled to participate in the Company's various incentive bonus plans on a basis commensurate with their prior participation.

      If employment is terminated under the agreements due to the death, disability or retirement of Mr. Goldstein or Mr. Nakasone, the Company would be obligated to provide for the continuation of his benefits (or benefits to his spouse and dependent children in the event of his death) under the Company's benefit plans and immediate vesting of all awarded options. If Mr. Goldstein or Mr. Nakasone resigns without "Good Reason" (as defined in the agreements), he will be entitled to the foregoing benefits, except that he will also be entitled to two-years continued vesting of his options in accordance with their terms following termination. Mr. Goldstein will also be entitled, for a two-year period following such termination, to be nominated to serve as a director of the Company and, if elected, to receive the same compensation as non-employee directors of the Company. Upon termination of his employment by the Company without "Cause" (as defined in the agreements) or by Mr. Goldstein or Mr. Nakasone for "Good Reason," he would be entitled to receive: (i) his pro-rated targeted annual and long-term incentive awards through the date of termination; and (ii) over a twenty-four month period, in equal installments to be paid at least monthly, an amount equal to 200% of his annual base salary on the date of termination, plus 200% of the targeted annual and long-term incentive awards that would have been paid to him during the fiscal period in which he was terminated. In exchange for such payments and the continuation of benefits under the Company's benefit plans and immediate vesting of all awarded options, Messrs. Goldstein and Nakasone would be subject to a two-year non-competition covenant and a two or three-year (depending upon the circumstances of termination) non-solicitation/non-hiring of employees restrictive covenant. If Mr. Goldstein's or Mr. Nakasone's employment is terminated within two years after a Change of Control (as defined in the agreements), other than for "Cause," the amounts described in the next preceding sentence are payable to each of Messrs. Goldstein and Nakasone in a lump sum at a rate of 300%, and they will not be subject to the restrictive covenants. Following termination of employment, Messrs. Goldstein and Nakasone would also be entitled to exercise any stock options granted under any stock option plan of the Company for their full term. If termination of their employment were to occur in connection with a Change of Control, Messrs. Goldstein and Nakasone would each also be paid an amount pursuant to his agreement intended to reimburse them for any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), including any tax payable by reason of such reimbursement.

      The Company is also party to retention agreements (each a "Retention Agreement") with each of Messrs. Krysiak, Markee and Staley (collectively, the "Named Executives") and certain other officers and key employees. The Retention Agreements with the Named Executives other than Mr. Krysiak will expire on May 1, 1999, but will be automatically extended for a one-year period each year unless the Company provides the Named Executive with notice of non-renewal at least six months prior to the next renewal date. Each Retention Agreement provides for a base salary per year commensurate with the Named Executive's current base salary plus participation in any and all insurance and other plans for the benefit of the Company's officers which are in effect during the employment period. The Named Executives are also entitled to participate in the Company's incentive bonus plans. Each Retention Agreement provides that, if, prior to the expiration or termination thereof, a Change of Control (as defined in the Retention Agreement) occurs and thereafter the Company terminates his employment without "Cause" (as defined in the Retention Agreement), or, if the Named Executive terminates his employment for "Good Reason" (as defined in each Retention Agreement) or is terminated by the Company without "Cause" prior to a Change of Control, the Named Executive would be entitled to receive a lump sum payment equal to: (i) his pro-rated targeted annual and long-term incentive awards through the date of termination; and (ii) an amount equal to 200% of his annual base salary on the date of termination, plus 200% of the targeted annual and long-term incentive awards that would have been paid to him during the fiscal period in which he was terminated. Under these circumstances the Named Executive would also be entitled to continued vesting of any unvested stock options in accordance with their terms during the two-year period following termination, followed by full vesting of any remaining unvested stock options at the end of the two-year period, pro-rata vesting of any other unvested equity based award calculated as of the end of the two-year period, and full vesting in any account balance or other benefits provided under any of the Company's benefit plans. Each Named Executive would also be paid an amount pursuant to his Retention Agreement intended to reimburse the Named Executive for any excise tax imposed under Section 4999 of the Code, including any tax payable by reason of such reimbursement. In exchange for these benefits, the Named Executives are subject to a two-year non-competition covenant (other than in the event of termination following a Change of Control) and a two-year non-solicitation/non-hiring covenant.

      On March 25, 1999,  the Company  entered into a Separation  Agreement (the
"Separation Agreement") with Mr. Krysiak, providing for Mr. Krysiak's resignation, effective March 26, 1999 (the "Termination Date"), as a director and as President and Chief Operating Officer of the Company. The Separation Agreement provides for payment of annual salary in the amount of $800,000 and relocation expenses for a two-year period following the Termination Date, and continued participation in insurance plans maintained for the benefit of the Company's officers until the earlier of the second anniversary of the Termination Date or the date of commencement of other employment. Mr. Krysiak forfeited all Restricted Units granted pursuant to the 1994 Plan, other than 40,000 of such Restricted Units which (subject to the achievement of specified performance objectives) are to be converted into an equivalent number of shares of Common Stock on the second anniversary of the Termination Date, and all stock options granted to Mr. Krysiak were cancelled, other than 60,000 of the 300,000 options granted in May 1998 and 120,000 of the 600,000 options granted in September 1998 under the 1994 Plan. Mr. Krysiak remains subject to a two-year non-solicitation/non-hiring covenant and a two-year non-competition covenant, and shall be available to render services as a consultant to the Company for the two-year period commencing on the Termination Date, without payment of additional consideration.

       Report of the Management Compensation and Stock Option Committee on
                             Executive Compensation

                             Overview and Philosophy

      The Compensation Committee is composed entirely of independent outside directors, none of whom is or has been an officer or employee of the Company. The Board of Directors has delegated to the Committee the responsibility for establishment of policies governing, and for the implementation, administration, and interpretation of, all aspects of executive officer compensation.

      The Company's executive compensation program is based on its pay for performance policy and has been designed to:

      o Attract high-caliber talent to meet the organization's executive resource needs;

      o Retain top-performing executives at the corporate level and in each of the divisions;

      o Provide compensation opportunities that are fair and competitive with those offered by comparable organizations with whom the Company competes for business and talent;

      o Motivate high performance by executive officers and all employees in an entrepreneurial, incentive-driven culture;

      o Reward executives based on corporate and division annual and long-term strategic progress, business results, and the creation of stockholder value; and

      o     Closely   align   executive   officers   and  all   employees   with
            stockholders' interests.

      The Committee establishes and administers the executive officer program on the basis of total compensation rather than on separate, freestanding components. The Committee has structured an integrated total program that appropriately balances the Company's annual and long-term strategic, business and financial goals. A significant portion of total pay is comprised of "at risk" incentives to directly tie compensation values to performance and stockholder interests.

      In accordance with the responsibility delegated by and subject to ratification by the Board of Directors, at the beginning of each year the Compensation Committee reviews the Company's near and long-term strategies and objectives with the Chief Executive Officer. These form the basis of corporate and division annual strategic, economic value added ("EVA(R)"), revenue, operating income, net income and/or earnings per share goals for the year. Based on this review, the Compensation Committee establishes the Company's total compensation structure for the year, including the elements and level of compensation opportunities and the variable portion of "at risk" pay for performance and equity participation. The Compensation Committee considers, among other matters, marketplace pay levels and practices, as well as the Company's need to attract, retain and motivate its key employees.

      At year end, the Compensation Committee, in consultation with the Chief Executive Officer, assesses results achieved and strategic progress relative to previously approved goals, taking into consideration prevailing economic and business conditions and opportunities, performance by comparable organizations and stockholder value. The Compensation Committee assigns no particular weightings to any such factors. Based on this assessment, the Compensation Committee considers the Chief Executive Officer's year-end compensation proposals and makes final determinations subject to Board ratification.

      In fiscal 1998 (as in fiscal 1995, 1996 and 1997), the Compensation Committee was assisted in its review and evaluation by Pearl Meyer & Partners, Inc. ("Pearl Meyer"), national executive compensation consultants retained by the Compensation Committee to serve as outside experts in the discharge of its responsibilities. Pearl Meyer provides advice to the Compensation Committee as to the reasonableness, fairness and competitiveness of compensation awarded to officers of the Company, including the Chief Executive Officer. In so doing, Pearl Meyer collects and reviews with the Compensation Committee survey data regarding compensation levels and practices at a peer group of comparable companies, consisting of organizations regarded by Pearl Meyer and the Compensation Committee as the marketplace for comparable management talent at the Company.

                       Compensation of Executive Officers

      Total compensation for target performance under the Company's compensation program for executive officers for 1998 was generally positioned at the 50th to the 75th percentile of the peer group, depending upon the individual's level, position, responsibilities and degree of difficulty and challenge associated with 1998's performance objectives. Since a high proportion of executive officer compensation is based on variable performance incentives, in any one year or period of years actual total compensation amounts will vary, both below and above those of the peer group, directly with results achieved by the Company, its divisions and individual executives.

      The Company's 1998 compensation program for executive officers, including the Chief Executive Officer, was comprised of base salary, annual cash incentives and long-term incentive compensation in the form of stock options and performance unit awards payable in cash. Two-thirds of the targeted regular total compensation of the Chief Executive Officer and all other executive officers of the Company for 1998 was based upon achieving performance targets relating to strategic, annual and long-term business goals or the market price of the Common Stock.

      Base Salaries. Base salaries are established within the context of the total compensation opportunity offered to executive officers. Base salary levels are set so that the principal compensation opportunities are derived from annual and long-term cash incentives. Salaries are reviewed annually in consideration of the Company's overall financial performance as well as the competitive marketplace (as discussed above) at the appropriate level relative to the position, responsibilities and performance of each executive officer. The Compensation Committee is aware that the responsibilities and contributions of certain of the Company's officers are broader than those generally associated with similar positions in the peer group. During fiscal 1998 executive officer average base salaries increased 2.2%.

      Annual Cash Incentives. Executive officers, including the Chief Executive Officer, participate in the Management Incentive Compensation Plan under which annual cash incentives are awarded based on achievement relative to targeted performance goals for the year. Participants may designate a percentage of their awards to be received in Common Stock of the Company. For 1998, the annual performance goal selected by the Committee was economic value added based upon corporate consolidated performance, with combined corporate and division performance for certain executive officers who also have divisional responsibilities. Because the target goal for the Babies "R" Us division was exceeded, Mr. Markee earned an above target bonus on that portion attributable to Babies "R" Us. Because the performance for the International Division exceeded the threshold level but fell short of the target goal, Mr. Staley earned a below target bonus on that portion attributable to International performance. Because the threshold consolidated goal was not achieved, no annual bonuses were awarded to the other executive officers of the Company, including the Chief Executive Officer.

      During 1998, the Compensation Committee implemented a three-year supplemental strategic incentive plan to motivate and reward executive officers and certain other key employees for the development and successful execution of long-term sustainable strategies to reposition the Company for future growth and increased profitability. Annual awards under this plan are based on the Committee's evaluation of progress along such strategic objectives, most of which were achieved. Awards were paid at eighty percent of target level for the 1998 portion of the performance period.

      Stock Options. Stock options have historically been a cornerstone of the Company's program for executive officer and employee compensation. By correlating this incentive with stockholder value, the Compensation Committee seeks to create and strengthen the long-term mutuality of interest between all of the Company's employees and its stockholders in the Company's growth in real value over the long-term.

      The Compensation Committee authorized two grants of non-qualified stock options in 1998 to executive officers, including the Chief Executive Officer, and other key employees which the Compensation Committee believed would serve to reinforce the Company's ability to retain and motivate its highly qualified management team. The first of these grants was made in March as part of the Company's normal annual stock option program. The second in September was a special grant designed to increase the weighting of stock performance within the total compensation and to update the Company's program to provide aggregate option opportunities closer to marketplace levels of key management, including the Chief Executive Officer. In addition to the special September grant, a grant of non-qualified options was made in May 1998 to Mr. Krysiak in connection with the commencement of his employment with the Company. In determining the number of options granted, the Committee relied upon Pearl Meyer's competitive analysis which indicated that stock option grant levels by peer companies in recent years had far outpaced the Company's program. Options awarded to the Chief Executive Officer and the other Named Officers are shown in the table entitled, "Option Grants in Last Fiscal Year." Such stock options have an exercise price per share equal to the average of the high and low market prices of Common Stock on the date of grant, and become exercisable six months after the date of grant. The shares received upon exercise of such options having an aggregate market value in excess of the aggregate exercise price of the options so exercised (i.e., option profits) are generally subject to forfeiture if the optionee does not remain with the Company until the fifth anniversary of the date of the option grant.

      Performance Unit Awards. To enable the Company to provide its executive officers and other key employees long-term incentive opportunities on a business performance basis that are competitive with those provided by its peer companies, the Compensation Committee established a long-term performance program under the Management Incentive Compensation Plan granting units to those whose decisions and performance are critical to the future success of the Company. Each unit awarded annually represents the right to receive a payment in cash and/or stock (at the discretion of the Compensation Committee) based upon the attainment of earnings per share levels exceeding an earnings per share hurdle pre-determined by the Compensation Committee for the designated performance period. Payments made in connection with such awards for the three-year performance period from 1996 to 1998 are set forth under the column "Long Term Compensation Awards -- LTIP Payouts" in the Summary Compensation Table and reflect achievement of the pre-determined hurdle for the performance period. Potential long-term awards established by the Compensation Committee for the three-year period 1998 through 2000 are shown under the "Long-Term Incentive Plans -- Awards in Last Fiscal Year" table.

      Such awards are made within a guideline that takes into account competitive practice and position responsibilities, current performance and future potential of each individual executive officer, including the Chief Executive Officer.

      Restricted Stock Units. Senior management of the Company and the Compensation Committee continue to be concerned regarding the Company's ability to continue to attract and retain qualified executive officers and other key employees in a period of increasing competition, depressed stock market prices for the Common Stock and difficult business conditions. Accordingly, in 1997 and 1998, the Company entered into Employment/Retention Agreements ("Retention Agreements") with certain executive officers. As an inducement to enter into the Retention Agreement, to comply with the restrictive covenants contained therein, and to remain in the employ of the Company, the Compensation Committee awarded Restricted Stock Units to each such executive officer. Each Restricted Stock Unit generally represents the right to receive one share of Common Stock generally upon the completion of a future period of service of five years. 1998 Restricted Stock Units awards are shown in the Summary Compensation Table under "Long Term Compensation Awards -- Restricted Stock Units."

                   Compensation of the Chief Executive Officer

      As previously announced, Michael Goldstein, the Company's Vice Chairman and Chief Executive Officer since January 31, 1994 became Chairman of the Board on February 25, 1998 and was succeeded as Chief Executive Officer by Robert C. Nakasone who had served as President and Chief Operating Officer since 1994. In their new capacities, both Messrs. Goldstein and Nakasone entered into new employment agreements with the Company, which are described below.

      As Chief Executive Officer of the Company, Mr. Nakasone participates in the Company's executive compensation plans on the same basis as all other executive officers and key employees. In determining the Chief Executive Officer's compensation opportunities and performance goals, the Compensation Committee conducts the same type of competitive review and analysis as it does for other executive officers. For 1998, the Compensation Committee established the Chief Executive Officer's total compensation (base salary, annual incentives, performance units plus regular stock options) for target performance between the 50th and the 75th percentiles for chief executive officers of the peer group companies. The Chief Executive Officer's salary was last increased in April 1997. As discussed above, he received no annual incentive award for 1998; however, he did receive an award under the supplemental strategic incentive plan for his efforts in repositioning the Company for growth, a performance unit award for above-hurdle three-year performance, and both regular and special stock option grants at fair market value.

Tax Considerations

      Section 162(m) of the Code limits the Company's tax deduction to $1 million for compensation paid to the Named Officers unless certain requirements are met. One of the requirements is that compensation over $1 million must be based upon attainment of performance goals approved by stockholders. The Management Incentive Compensation Plan and the 1994 Stock Option and Performance Incentive Plan, which were approved by stockholders, are designed to meet these requirements. The Committee's policy is to preserve corporate tax deductions attributable to the compensation of certain executives while maintaining flexibility to approve, when appropriate, compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.

                                                      Norman S. Matthews, Chair
                                                      Robert A. Bernhard
                                                      Arthur B. Newman

                                                      Members of the Management
                                                      Compensation and Stock
                                                      Option Committee

Five-Year Stockholder Return Comparison

      Set forth below is a line-graph presentation comparing the cumulative stockholder return on Common Stock, on an indexed basis, against the cumulative total returns of the S&P Composite-500 Stock Index and the S&P Retail Composite Index for the period of the Company's last five fiscal years (January 31, 1994 =
100):

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN ON
                   TOYS "R" US, INC. COMMON STOCK, S&P 500 AND
                          S&P RETAIL COMPOSITE INDICES

[The following information was depicted as a line chart in the printed material]

                                     S&P 500      S&P Retail
                      Toys "R" Us     Index    Composite Index
                      -----------     -----    ---------------
     1994 .........      100           100           100
     1995 .........       80.1         100.5          92.5
     1996 .........       60.3         139.3          99.7
     1997 .........       68.5         176           118.9
     1998 .........       73.5         223.4         176.3
     1999 .........       41.1         296           288.8

Compliance with Section 16(a)

      The Company believes that all persons who were subject to Section 16(a) of the Securities Exchange Act for the past fiscal year complied with the filing requirements thereof. In making this disclosure, the Company has relied on written representations of its directors and executive officers and its ten percent holders (if any) and copies of the reports that they have filed with the Commission.

                      PROPOSAL TO ADOPT A NEW NON-EMPLOYEE
                         DIRECTORS' COMPENSATION PROGRAM

General

      At the March 9, 1999 and April 20, 1999 meetings of the Board of Directors, it was noted that the Company's total director compensation was deficient in several aspects. First and foremost, the Board felt there needed to be a better alignment of the interest of Non-Employee Directors with that of the Company's stockholders. Moreover, it was recognized that the overall compensation package for Non-Employee Directors lagged behind that of comparable companies and that some increase was necessary to continue to attract and retain Non-Employee Directors.

      Consequently, upon the recommendation of Pearl Meyer, and following consultation with the Corporate Governance Committee and the Compensation Committee, the Board of Directors approved the Non-Employee Directors' Compensation Program for consideration by stockholders at the 1999 Annual Meeting of Stockholders. The spirit of the modifications to the 1997 Directors' Unit Plan and the 1990 Directors' Option Plan is to encourage greater equity participation and ownership through the award of Stock Units in lieu of various cash director fees as well as the grant of increased amounts of stock options. In addition to accumulating greater levels of Common Stock, the Non-Employee Directors' Compensation Program increases the overall level of compensation paid to Non-Employee Directors in order to be more competitive with comparable companies, thereby enhancing the Company's ability to attract and retain outside directors.

      The Non-Employee Directors' Compensation Program would be implemented pursuant to: (i) the 1999 Directors' Unit Plan, (ii) the 1999 Directors' Option Plan and (iii) the 1999 Directors' Deferred Plan. The following description of the Non-Employee Directors' Compensation Program is a summary and is qualified in its entirety by reference to the 1999 Directors' Unit Plan, attached hereto as Exhibit A, the 1999 Directors' Option Plan, attached hereto as Exhibit B and the 1999 Directors' Deferred Plan, attached hereto as Exhibit C.

1999 Directors' Unit Plan

      The 1997 Directors' Unit Plan was originally adopted by the Board of Directors on March 11, 1997, and became effective on May 1, 1997. The 1997 Directors' Unit Plan permitted Non-Employee Directors to elect to receive all or a portion of cash fees payable for service on the Board or a Committee of the Board in the form of Stock Units. Non-Employee Directors could also elect to defer receipt of Common Stock attributable to such Stock Units. Delivery of shares of issued Common Stock reacquired by the Corporation and credited to the stock accounts established for Non-Employee Directors pursuant to the 1997 Directors' Unit Plan was generally made upon a Non-Employee Director's death, retirement or resignation. The 1999 Directors' Unit Plan is intended to replace the 1997 Directors' Unit Plan. Stock Units awarded under the 1997 Directors' Unit Plan before the effective date of the 1999 Directors' Unit Plan shall continue to be governed by the terms of the 1997 Directors' Unit Plan, but no additional Stock Units shall be awarded thereunder after the effective date of the 1999 Directors' Unit Plan.

      If the Non-Employee Directors' Compensation Program is approved by the stockholders, Non-Employee Directors will receive, under the 1999 Directors' Unit Plan, an award of Stock Units, which will generally vest one year from the initial award date, valued at: (i) $1,500 per meeting for each Board meeting attended, (ii) $1,000 per meeting for each Committee meeting attended, (iii) $10,000 per annum to each Chairperson of a Committee of the Board of Directors (consisting of Calvin Hill, as Chairperson of the Corporate Governance
Committee; Shirley Strum Kenny, as Chairperson of the Nominating Committee; Arthur B. Newman, as Chairperson of the Audit Committee; and Norman S. Matthews, as Chairperson of the Compensation Committee) and (iv) $35,000 per annum to each Non-Employee Director who serves on the Executive Committee (Norman S. Matthews and Arthur B. Newman). During fiscal 1998, the Board of Directors held five meetings, the Executive Committee held six meetings, the Nominating Committee held one meeting, the Audit Committee held four meetings, the Compensation Committee held five meetings and the Corporate Governance Committee held three meetings. In addition, new Non-Employee Directors would receive an award of Stock Units after six months of service, valued at $50,000. Stock Units will be awarded and valued, during the first week of each fiscal year quarter when shares of Common Stock are reacquired. The Stock Units will generally be settled by delivery of Common Stock upon vesting of the Stock Unit one year from the award thereof, or upon a Non-Employee Director's earlier death, retirement after age 60 at least six months after the date of the award, resignation to enter public service or disability, unless the Non-Employee Director elects to defer the receipt of Common Stock attributable to a Stock Unit pursuant to the 1999 Directors' Deferred Plan.

      The Stock Unit value shall be 100% of the fair market value of a share of Common Stock on the date of the award. Fair market value shall be the price paid per share upon reacquisition by the Company on the date of award. The closing price of the Common Stock on April 12, 1999 was $19. Shares delivered in settlement of Stock Units may consist only of issued shares of Common Stock that have been acquired by the Company. No Stock Units shall be awarded after June 9, 2009, or such earlier date as the Board may elect to terminate the 1999 Directors' Unit Plan.

      Non-Employee Directors may elect to receive: (i) an award of Stock Units in lieu of the payment of all or any portion of the annual cash retainer or (ii) a grant of stock options under the 1999 Directors' Option Plan in lieu of an award of Stock Units (other than the initial award of Stock Units to a new Non-Employee Director after six months of service). The initial exchange ratios shall be: (i) in the case of an exchange of the cash retainer, an award of a Stock Unit for a number of shares of Common Stock having a fair market value equal to the amount of the cash retainer being exchanged and (ii) in the case of an election to receive the grant of a stock option, an option to acquire three shares of Common Stock in lieu of a Stock Unit award for one share. The Board shall have the right to reasonably revise the exchange ratios from time to time. Any election to receive an award of Stock Units in lieu of cash compensation or the grant of a stock option shall be made in accordance with the terms and conditions of the 1999 Directors' Unit Plan, and shall generally be irrevocable.

      If the holder of an unvested Stock Unit ceases to be a Non-Employee Director prior to completion of the one year vesting period by reason of retirement after reaching age 60 at least six months after the date of grant, resignation from the Board to enter public service, death or disability, the vesting period shall immediately expire and all Stock Units shall immediately vest. If a holder of an unvested Stock Unit terminates his or her service on the Board of Directors for any other reason prior to expiration of the one year vesting period, such Stock Unit award will terminate.

      Adjustments in the number of shares that may be issued and sold under the 1999 Directors' Unit Plan and in outstanding Stock Units will be made to reflect stock dividends, recapitalizations and similar events. Stock Units are not transferable other than by will or the laws of descent and distribution.

      The 1999 Directors' Unit Plan will be administered by the Board of Directors, which has the full and final authority to interpret the 1999
Directors' Unit Plan and to adopt and amend such rules and regulations for the administration of the 1999 Directors' Unit Plan as the Board may deem desirable. In addition, the Board of Directors has the right to amend, suspend or terminate the 1999 Directors' Unit Plan at any time. However, the 1999 Directors' Unit Plan may not be amended more than once every six months other than to comply with changes in the Code, and no amendment may materially and adversely affect the right of any holder of a Stock Unit without such holder's written consent.

Certain Federal Income Tax Consequences of the 1999 Directors' Unit Plan

      A Non-Employee Director will realize no income at the time he or she is awarded a Stock Unit. Such conclusion is predicated on the assumption that the Stock Unit represents an unsecured promise by the Company to deliver a share of Common Stock on a future date. Ordinary income will be realized when a Stock Unit "vests" and the Common Stock is delivered. The amount of such income will be equal to the fair market value of the shares of Common Stock delivered. The Non-Employee Director's holding period with respect to the shares acquired will begin on the date of vesting and delivery.

      The tax basis of a share of stock acquired upon the vesting and delivery of a Stock Unit will be equal to the amount included in income with respect to such stock (i.e., the fair market value on the date of distribution of the share). Any gain or loss on a subsequent sale of the stock will be either long-term or short-term capital gain or loss, depending on the Non-Employer Director's holding period for such stock.

      The Company will be entitled, subject to the usual rules as to reasonableness of compensation, to a deduction for Federal income tax purposes at the same time and in the same amount as the Non-Employee Director is considered to have realized ordinary income in connection with the vesting and delivery of the stock. The deduction will be allowed for the taxable year of the Company in which or with which ends the taxable year of the Non-Employee Director in which such ordinary income is recognized.

1999 Directors' Option Plan

      The 1990 Directors' Option Plan was originally adopted by the Board of Directors on September 19, 1990 and was initially approved by the Company's stockholders at the 1991 Annual Meeting of Stockholders. The 1990 Directors' Option Plan, as amended, provided for the granting of options to purchase an aggregate of not more than 500,000 shares (subject to adjustment in certain circumstances) of Common Stock to Non-Employee Directors. The 1999 Directors' Option Plan is intended to replace the 1990 Directors' Option Plan. Options granted under the 1990 Directors' Option Plan before the effective date of the 1999 Directors' Option Plan shall continue to be governed by the terms of the Director's Option Plan, but no additional options shall be granted thereunder after the effective date of the 1999 Directors' Option Plan.

      The 1999 Directors' Option Plan provides for: (i) the initial grant, to each Non-Employee Director who is a member of the Board of Directors on the day following the approval of the Non-Employee Directors' Compensation Program by the stockholders, of an option to purchase 30,000 shares of Common Stock; (ii) the further grant, to each such Non-Employee Director, on each three-year anniversary of the initial grant date, of an option to purchase 30,000 shares of Common Stock; and (iii) the grant, to each new Non-Employee Director who is elected or appointed as a director of the Company after the 1999 Annual Meeting of Stockholders, upon the one-year anniversary of the date of his or her election or appointment, of an option to purchase a pro-rated number of shares of Common Stock based on the number of months remaining in any respective three-year cycle of options granted to existing Non-Employee Directors.

      If the Non-Employee Directors' Compensation Program is approved by the stockholders, all Non-Employee Directors will receive, effective June 10, 1999, the option described in (i) above, having an exercise price equal to the fair market value of the Common Stock on such date. Fair market value is defined as the average of the high and low prices of the Common Stock on the date of determination (if the Common Stock is then traded on a national securities exchange or in the NASDAQ National Market System) or, if not so traded, the average of the closing bid and asked price of the Common Stock on such day or, if the Common Stock is not traded on the date of determination, on the last preceding date on which the Common Stock is traded. The closing price of the Common Stock on April 12, 1999 was $19.

      The 1999 Directors' Option Plan provides for the issuance of options to purchase an aggregate of not more than 1,000,000 shares (subject to adjustment in certain circumstances) of Common Stock. The exercise price of options granted under the 1999 Directors' Option Plan is 100% of the fair market value of such shares on the date of grant. Options become exercisable as to one-third of the shares of Common Stock covered thereby on a cumulative basis on each of the third, fourth and fifth anniversaries of the date of grant if the holder has been a Non-Employee Director at all times since such date of grant. If the holder of an option ceases to be a Non-Employee Director prior to the date that an option is fully exercisable by reason of retirement after reaching age 60 at least six months after the date of grant, resignation from the Board to enter public service, death or disability, all of the shares of Common Stock covered by the option will become immediately exercisable.

      The options will expire no later than 10 years from the date of grant and no options may be granted after June 9, 2009 or such earlier date as the Board may elect to terminate the 1999 Directors' Option Plan. Payment for shares of Common Stock purchased upon exercise of an option must be made in full upon exercise or in accordance with the exercise procedure established by the Board. Unless an election has been made to defer receipt of shares of Common Stock, payment may be made by any combination of: (i) check; (ii) delivery of shares of Common Stock already owned for at least six months; (iii) withholding from shares otherwise issuable upon exercise of the option a number of shares having a fair market value equal to the exercise price; and (iv) in accordance with any other "cashless exercise" program established by the Board, or by other means that the Board deems appropriate. Adjustments in the number of shares that may be issued and sold under the 1999 Directors' Option Plan and in outstanding options will be made to reflect stock dividends, recapitalizations and similar events. Options are not transferable other than by will or the laws of descent and distribution.

      If a Non-Employee Director terminates his or her service on the Board of Directors for any reason, any exercisable option (including options that have become exercisable by reason of the Non-Employee Director's retirement after reaching age 60 at least six months after the date of grant, resignation from the Board to enter public service, death or disability), that has not expired may be exercised at any time until the earlier of (i) the fifth anniversary of the date of termination and (ii) the date of expiration of such option with respect to the number of shares of Common Stock that were exercisable on the date the Non-Employee Director terminated his or her service with the Company. Any such option will terminate immediately if such former Non-Employee Director becomes a director, officer, agent or owner of a competitor of the Company.

      Non-Employee Directors may elect to receive the grant of an option in lieu of the payment of all or any portion of the annual cash retainer or award of Stock Units (other than the initial award of Stock Units to a new Non-Employee Director after six months of service) under the 1999 Directors' Unit Plan. Any such option shall become exercisable one year from the date of grant. The initial exchange ratios shall be: (i) in the case of an exchange of the cash retainer, an option to purchase a number of shares of Common Stock having a fair market value as of the date of grant equal to three times the amount of the cash retainer being exchanged and (ii) in the case of an exchange of Stock Units, an option to acquire three shares of Common Stock in lieu of a Stock Unit award for one share. The Board shall have the right to reasonably revise the exchange ratios from time to time. Any election to receive an option grant in lieu of cash or a Stock Unit award shall be made in accordance with the terms and conditions of the 1999 Directors' Option Plan, and shall be irrevocable. Subject to rules prescribed by the Board, a Non-Employee Director may irrevocably elect pursuant to the 1999 Directors' Deferred Plan, to defer receipt of shares of Common Stock that would otherwise be received upon exercise of an Option. Such an election must be made at least six months prior to exercise of the Option, and, if such an election is made, the exercise price may only be paid by delivery of shares of Common Stock already owned for at least six months.

      The 1999 Directors' Option Plan will be administered by the Board of Directors, which has the full and final authority to interpret the 1999 Directors' Option Plan and to adopt and amend such rules and regulations for the administration of the 1999 Directors' Option Plan as the Board may deem desirable. In addition, the Board of Directors has the right to amend, suspend or terminate the 1999 Directors' Option Plan at any time. However, unless first duly approved by the holders of Common Stock entitled to vote thereon, no amendment or change may be made in the 1999 Directors' Option Plan: (i) increasing the maximum number of shares for which options may be granted under the 1999 Directors' Option Plan; (ii) increasing the number of shares subject to an option; (iii) reducing the purchase price previously specified for the shares subject to options; (iv) extending the period during which options may be granted or exercised under the 1999 Directors' Option Plan; or (v) changing the class of persons eligible to receive options under the 1999 Directors' Option Plan.

      The 1999 Directors' Option Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 1999 Directors' Option Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Certain Federal Income Tax Consequences of the 1999 Directors' Option Plan

      Options granted or to be granted under the 1999 Directors' Option Plan will be "non-qualified" stock options and are not intended to qualify as incentive stock options under Section 422 of the Code. An optionee will realize no income at the time he or she is granted a non-qualified stock option. Such conclusion is predicated on the assumption that the non-qualified stock option, at the time of its grant, has no readily ascertainable fair market value. Ordinary income will be realized when a non-qualified stock option is exercised, unless the receipt of Common Stock upon such exercise has been deferred pursuant to the 1999 Directors' Deferred Plan. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to an optionee over the option price. The optionee's holding period with respect to the shares acquired will begin on the date such shares are transferred to the optionee.

      The tax basis of stock acquired upon the exercise of any option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to such option. Any gain or loss on a subsequent sale of the stock will be either long-term or short-term capital gain or loss, depending on the optionee's holding period for the stock disposed by the optionee.

      In the case of an Option with respect to which an election has been made to defer receipt of the Common Stock, the tax consequences upon exercise should differ. Since the exercise price may only be paid by delivery of previously-owned shares of Common Stock, and the Non-Employee Director will receive a like number of shares of Common Stock upon exercise, this exchange of shares of Common Stock will be a tax-free exchange; the Non-Employee Director's tax basis and holding period of the shares received will be the same as the tax basis and holding period of the shares applied in payment of the exercise price. The remaining shares of Common Stock subject to the Option, receipt of which has been deferred and which will be retained by the Company pursuant to the 1999 Directors' Deferred Plan, should not cause the Non-Employee Director to realize any income at the time of exercise, but should be taxable as described under Certain Federal Income Tax Consequences of the 1999 Directors' Deferred Plan.

      The Company will be entitled, subject to the usual rules as to reasonableness of compensation, to a deduction for Federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option. The deduction will be allowed for the taxable year of the Company in which or with which ends the taxable year of the optionee in which such ordinary income is recognized.

1999 Directors' Deferred Plan

      Under the 1977 Directors' Unit Plan, Non-Employee Directors could elect to defer (until death, resignation, removal or retirement) receipt of Common Stock attributable to Stock Units. The 1999 Directors' Deferred Plan permits
Non-Employee Directors to elect to defer for a minimum of three years compensation or awards which may be in the form of cash, shares of stock, Stock Units and shares of Common Stock receivable upon the exercise of a stock option. The Compensation Committee, which administers the 1999 Directors' Deferred Plan, may impose limitations on the amounts permitted to be deferred and on the terms and conditions of deferrals under the 1999 Directors' Deferred Plan.

      Elections to defer compensation or awards must be made in writing: (i) in the case of an election to defer the annual cash retainer, prior to the Company fiscal year in which such amount will be earned; (ii) in the case of an election to defer the receipt of Common Stock pursuant to a Stock Unit award for attending Board and Committee meetings, prior to the Company fiscal year in which the services are to be rendered; (iii) in the case of an election to defer the receipt of Common Stock pursuant to an annual Stock Unit award for serving as a member of the Executive Committee, prior to the Company fiscal year in which such amount will be earned; (iv) in the case of an election to defer the receipt of Common Stock pursuant to a Stock Unit award for serving as a Committee Chairperson, prior to the Company fiscal year in which such amount will be earned; (v) in the case of an election to defer the receipt of Common Stock pursuant to a Stock Unit award for a New Director, within one month following election to the Board; and (vi) in the case of an election to defer receipt of Common Stock upon exercise of an option, at least six months prior to such exercise. Any such election will be irrevocable.

      The 1999 Directors' Deferred Plan provides for the establishment of one or more deferral accounts for each Non-Employee Director on the books of the Company. The amount of compensation for awards deferred with respect to each such account will be credited to such account as of the date on which such amounts would have been paid but for the election to defer receipt. Amounts of hypothetical income and appreciation and depreciation in the value of deferred accounts will be credited and debited from time to time. Settlement of cash deferral accounts will be made by payment of cash. Shares of Common Stock will be delivered in settlement of any Stock Unit award or any shares of Common Stock deferred under the 1999 Directors' Deferred Plan, unless the Compensation Committee, in its discretion, determines that payment should be made in cash. At the Compensation Committee's discretion, such shares of Common Stock may be acquired in the open market, or may consist of treasury shares. Payment in settlement of any such amounts will generally be made as soon as practicable after the dates, and in such number of installments, payable once per year, as a Non-Employee Director shall elect. The Company has the discretion to establish or use one or more trusts for the deposit of amounts not exceeding the amount of its obligations with respect to deferral accounts. Amounts payable to Non-Employee Directors pursuant to the 1999 Directors' Deferred Plan are not presently determinable.

      No right, title or interest in the 1999 Directors' Deferred Plan is transferable other than by will or the laws of descent and distribution. In the event of termination of a Non-Employee Director's service for other than retirement or disability, a single lump sum payment in settlement of any deferral account will be made as promptly as practicable following the next quarterly valuation date. In the event of a termination as a result of retirement or disability, payment in settlement of any deferral account will be made in either a single lump-sum payment or periodic payments, as elected by the director. Payment in settlement of deferral accounts will also be made within 15 business days following merger or consolidation, acquisition of the Company's property or stock by another corporation or upon reorganization or liquidation.

      The 1999 Directors' Deferred Plan will be administered by the Compensation Committee, which may delegate authority to an administrative committee. The Compensation Committee has the right to amend, suspend or terminate the 1999 Directors' Deferred Plan at any time. However, no amendment or change may materially and adversely affect the rights of a Non-Employee Director with respect to payment of amounts credited to any deferral account without such account holder's prior consent or the distribution of all such amounts credited in the event of termination of the 1999 Directors' Deferred Plan.

Certain Federal Income Tax Consequences of the 1999 Directors' Deferred Plan

      A proper election by a Non-Employee Director under the terms of the 1999 Directors' Deferred Plan to defer receipt of cash compensation or Common Stock pursuant to Stock Unit awards will defer the time at which the Non-Employee Director will realize taxable income attributable to the compensation or award; similarly, a proper election to defer receipt of Common Stock upon exercise of an Option should defer the realization of taxable income attributable to the exercise. Generally, the Non-Employee Director will realize ordinary income at the time he or she receives payment of the compensation or transfer of the property attributable to an award. The amount of such income will be equal to
(i) the amount of cash received and/or (ii) the fair market value of shares of Common Stock or other property received.

      The tax basis of Common Stock or other property received by a Non-Employee Director will be equal to the amount included in his or her income with respect to such property (i.e., the fair market value of the property on the date of distribution). The Non-Employee Director's holding period with respect to such Common Stock or other property will begin on the date of distribution.

      The Company will be entitled, subject to the usual rules as to reasonableness of compensation, to a deduction for Federal income tax purposes at the same time and in the same amount as the Non-Employee Director is considered to have realized ordinary income in connection with the receipt of the cash, stock or other property. The deduction will be allowed for the taxable year of the Company in which or with which ends the taxable year of the Non-Employee in which such ordinary income is recognized.

      If the Company establishes one or more trusts, as described in the 1999 Directors' Deferred Plan, and contributes cash or property thereto in connection with deferrals by Non-Employee Directors, the Non-Employee Directors will not realize income, nor will the Company be entitled to a deduction, as a result of those contributions. The income and assets of the trusts will be treated as income and assets of the Company for Federal income tax purposes.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO ADOPT THE NEW NON-EMPLOYEE DIRECTORS' COMPENSATION PROGRAM.

                           STOCKHOLDER PROPOSAL NO. 1

      William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, the beneficial owner of 2,000 shares of Common Stock, has notified the Company of his intention to introduce the following proposal at the Annual Meeting. Mr. Steiner's proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE REASONS STATED BELOW.

                           "MAXIMIZE VALUE RESOLUTION

     Resolved that the shareholders of Toys "R" Us, Inc. Corporation [sic] urge the Toys "R" Us, Inc. Board of Directors to arrange for the prompt sale of Toys "R" Us, Inc. to the highest bidder.

     The purpose of the Maximize Value Resolution is to give all Toys "R" Us, Inc. shareholders the opportunity to send a message to the Toys "R" Us, Inc. Board that they support the prompt sale of Toys "R" Us, Inc. to the highest bidder. A strong and/or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Toys "R" Us, Inc. shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Toys "R" Us, Inc. Board. The proponent, however, believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution:

     The prompt auction of Toys "R" Us, Inc. should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

     The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

                 I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION"

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

      The Board of Directors strongly believes that the implementation of the proposal described above would not be in the best interests of stockholders of the Company and, contrary to the title of the proposal, would not maximize value to the stockholders. The Board of Directors recognizes the preeminence of its fiduciary duties to the stockholders and believes that this resolution would compromise the ability of the Board to fulfill its duties.

      The Board of Directors is elected by the stockholders to direct the management of the business and affairs of the Company. Maximizing stockholder value is considered by the Board to be an important component of that duty and is a consideration in all deliberations of the Board of Directors and management. All directors of the Company are also stockholders and share a commonality of interest with other stockholders.

      The Board of Directors remains committed to maximizing the value of the Company for all stockholders, and will pursue the course of action that will best achieve that objective. The Board does not believe that implementation of the proposal described above would achieve that result. The Board has always acted and will continue to act in what it considers to be the best interests of all the stockholders of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS OTHERWISE SPECIFIED BY THE STOCKHOLDER IN THE PROXY.

                           STOCKHOLDER PROPOSAL NO. 2

      The New Hampshire Regional Community of the Sisters of Mercy of the Americas, 21 Searles Road, Windham, New Hampshire 03087, the beneficial owner of 100 shares of Common Stock; the Cooperative Investment Fund Social Responsibility Office of the School Sisters of Notre Dame, 336 East Ripa Avenue, St. Louis, Missouri 63125, the beneficial owner of 69 shares; and the Sisters of Charity of Saint Elizabeth, P.O. Box 476, Convent Station, New Jersey 07961-0476, the beneficial owner of 100 shares of Common Stock (collectively, the "Proponents") have notified the Company of their intention to introduce the following proposal at the Annual Meeting. The Proponents' proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE REASONS STATED BELOW.

"Request for Monitoring Report Resolution -- Toys "R" Us

            Whereas:   Consumers  and  shareholders  continue  to  be  seriously
      concerned about whether low wages and difficult working conditions exist in facilities where the products they buy are produced or assembled.

            The company's foreign operations are growing, generating 32% of the company's FY 1995 revenues. As the company expands its global operations and purchases toys from overseas vendors, it becomes more difficult to assure its customers that its products are made under fair labor conditions. While the company "will not purchase any products made by child or prison labor," it is difficult to assure compliance particularly when toys originate in China where labor abuses are well documented (U.S. Department of State's Human Rights Report on China, 1997).

            In addition, we are concerned that a class action lawsuit was filed on August 25, 1998 in San Francisco against Air Creations, Inc. on behalf of current and former employees who worked at home for the company. One of the products made by these homeworkers was baby pillows which were supplied to Dex Products, Inc. and sold to retailers, including Toys `R' Us. Air Creations allegedly failed to follow the laws protecting homeworkers which led to violations of the legal minimum wage as well as nonpayment of overtime wages. (Lawsuit filed by Asian Law Caucus, San Francisco, CA) We understand that, as a first step, Toys `R' Us used its influence with Air Creations to gain the supplier's consent to open its books and records.

            The Air Creations lawsuit points to the need for effective monitoring of our company's Code of Ethical Standards and Business Practices and Conduct. Our company needs to assure shareholders and consumers that it does not do business with suppliers who manufacture items for sale using abusive working conditions.

            We recognize that Toys `R' Us has taken steps internally to implement its Code and involving the Council on Economic Priorities Accreditation Agency (CEPAA). This effort certifies supplier plants for fair labor standards, but to date, CEPAA has certified one plant. In addition to what it currently is doing, the company should demonstrate enforcement of its code by developing independent monitoring programs with local non-governmental groups and policies for a sustainable living wage system for contract employees, which would add little to production costs.

            Resolved: Shareholders request that the Company prepare a public report, at reasonable cost, summarizing the results of the Company's internal monitoring system, corrective steps taken and a description of future plans regarding independent monitoring. The report will be available by September 1999.

                              Supporting Statement

      The report should include:

            1. Summary of current monitoring practices enforcing the Company's Code of Conduct for its manufacturers and licensees.

            2. Establishment of independent monitoring programs in conjunction with local respected religious and human right groups.

            3. Policies to implement ongoing wage adjustments, ensuring adequate purchasing power and a sustainable living wage.

            4. Establishment of incentives to encourage suppliers to raise standards, rather than terminate contracts.

            5. Public disclosure of contract supplier reviews on a regular basis."

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

      The stockholder proposal asks generally that the Board "prepare a public report summarizing the results of the Company's internal monitoring system" of its Code of Conduct by September 1999. It goes on to request that the report discuss five particular topics. The purpose of the proposed report would presumably be to ensure that the Company is conducting its international operations in an ethical and responsible manner.

      The Board believes that the proposed report is not warranted. The Board and management are already fully committed to ensuring that all of the Company's facilities, foreign and domestic, are operated ethically and responsibly. The Company's Code of Conduct outlines the Company's position against child labor and unsafe working conditions. In order for products to be sold in any of the Company's stores, vendors must comply with the Code of Conduct. The Code of Conduct was recognized by the Council on Economic Priorities, which awarded the Company the Pioneer Award in Global Ethics.

      The Company already has an established process to review developments (both independently and in conjunction with various trade and governmental organizations) concerning the workplace conditions and compliance record of its suppliers, both foreign and domestic. The Company also periodically reviews the Code of Conduct to determine whether, in light of new developments, modifications would be appropriate.

      Commencing in May 1998, the Company has also undertaken periodic audits, both announced and unannounced, of its suppliers' factories to ensure, to the extent reasonably practicable, that such suppliers are in compliance with the Code of Conduct. The Company's audit procedures were developed in conjunction with the Advisory Board of the Council on Economic Priorities (the "Council"). The Council, on which the Company participates as a representative, is a public service research organization dedicated to accurate and impartial analysis of the social and environmental records of corporations. The audits involve specific inquiries regarding compliance with the provisions of the Code of Conduct and are conducted in accordance with detailed procedural guidelines by an independent, third-party auditor. If a violation of the Code of Conduct is discovered, the Company's management has resolved to take firm action which may include the cancellation of orders, termination of the business relationship and notification to the responsible authorities.

      The Company routinely responds to inquiries from customers, stockholders and other concerned citizens explaining the Company's policies and practices regarding the conditions under which its merchandise is produced. The Company also publicizes its policies in response to media inquiries.

      These ongoing efforts -- combining a focus on education, monitoring and cooperation with licensees and manufacturers to ensure compliance with the Company's standards -- reflect the Company's continuing commitment to strengthening the labor practices of its domestic and international licensees and manufacturers. In this respect, the Company believes its activities are substantially consistent with the objectives of the proposed resolution. The report that the Proponents suggest would therefore be duplicative of many of the efforts that the Company is already undertaking. It would also be expensive and time-consuming.

      The Company continues to believe that greater progress will be made in the improvement of international labor practices through a combination of education, cooperative efforts to improve standards and monitoring, rather than through a system of public reporting. The Company recognizes its responsibility to keep interested stockholders informed on the status of its ongoing efforts, and will continue to do so. The full text of the Code of Conduct may be obtained by interested stockholders from the Senior Vice President - Human Resources of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS OTHERWISE SPECIFIED BY THE STOCKHOLDER IN THE PROXY.

                             APPOINTMENT OF AUDITORS

      The Board of Directors of the Company has appointed and designated Ernst & Young LLP, independent auditors, New York, New York, to audit the consolidated financial statements of the Company for the fiscal year ending January 29, 2000.

      Representatives of Ernst & Young LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

      Proposals of stockholders submitted for inclusion in the proxy material to be distributed by the Company in connection with the annual meeting to be held in 2000 must be received by January 1, 2000.

      In addition, written notice of stockholder proposals (other than nominations of persons for election to the Board of Directors and other than proposals submitted to the Company for inclusion in the proxy material) for consideration at the annual meeting to be held in 2000 must be received by the Company no later than March 16, 2000 in order to be considered timely. The persons designated as proxies by the Company in connection with the annual meeting to be held in 2000 will have discretionary voting authority with respect to any stockholder proposal of which the Company did not receive timely notice.

                                              By order of the Board of Directors


                                              DENNIS J. BLOCK
                                              Secretary

April 30, 1999

                                                                       EXHIBIT A

                               TOYS "R" US, INC.
                             NON-EMPLOYEE DIRECTORS'
                                 STOCK UNIT PLAN

1. Purpose

      The purpose of the Toys "R" Us, Inc. Non-Employee Directors' Stock Unit Plan (the "Plan") is to secure for Toys "R" Us, Inc. (the "Corporation") and its stockholders the benefits of the incentive inherent in increased ownership of common stock, par value $.10 per share (the "Common Stock"), of the Corporation by the members of the Board of Directors (the "Board") of the Corporation who are not employees of the Corporation or any of its subsidiaries ("Non-Employee Directors"). It is expected that such ownership will provide such Non-Employee Directors with a more direct stake in the future welfare of the Corporation and encourage them to remain directors of the Corporation. It is also expected that the Plan will encourage qualified persons to become directors of the Corporation.

2. Effective Date of the Plan

      The Plan shall become effective as of June 10, 1999, provided that the Corporation's stockholders shall have approved the proposed Non-Employee Directors' Compensation Program (as defined in the Corporation's Proxy Statement for the 1999 Annual Meeting of Stockholders) at the Corporation's 1999 Annual Meeting of Stockholders.

3. Administration

      The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of stock units made under the Plan (the "Stock Units") as hereinafter defined. Subject to the provisions of the Plan, the Board shall have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Corporation to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

4. Definition of Stock Units

      Under the Plan,  a Stock Unit  shall be defined as a right to receive  one share of Common Stock from the Corporation for services rendered. The Corporation shall use only issued shares of the Corporation's Common Stock that have been reacquired by the Corporation to fulfill this commitment.

5. Eligibility

      Each Non-Employee Director shall be eligible to receive Stock Units in accordance with the further provisions of the Plan. All Stock Units awarded under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the terms and conditions set forth in the Plan.

6. Award of Stock Units

      The US dollar equivalent of the number of Stock Units that shall be awarded for services will be as follows:

        A. $1,500 for attendance at each Board of Directors meeting;

        B. $1,000 for attendance at each Committee meeting;

        C. $10,000 per annum for serving as the chairperson of a Committee;

        D. $35,000 per annum for serving as a member of the Executive Committee;

        E.  $50,000  for   agreeing  to  serve  as  a  member  of  the  Board of
      Directors in the case of a Non-Employee Director first elected to the Board after the effective date of this Plan; and

        F. Such  amount as may  be  elected   by  a  Non-Employee  Director  who
      elects to receive Stock Units in lieu of all or any portion of the annual cash retainer payable for service on the Board.

      The Stock Units shall be awarded and valued during the first week of each fiscal year quarter, i.e., the first week of the months of May, August, November and February when shares of Common Stock are reacquired. The Stock Units awarded under Section 6.A. and Section 6.B. shall be awarded quarterly, in arrears. A pro rata share of the Stock Units awarded under Section 6.C. and Section 6.D. shall be awarded quarterly, in advance. The Stock Units awarded under Section 6.E. shall be awarded during the first week of the first fiscal year quarter following six months of service on the Board. The Stock Units awarded under
Section 6.F. shall be awarded at the time the annual cash retainer would otherwise have been paid.

7. Dollar Equivalent of Stock Units

      The Corporation shall award Stock Units at the dollar equivalent as set forth in Section 6. The Stock Unit value shall be 100% of the fair market value of a share of Common Stock on the date of the award. As used herein, fair market value shall be the price paid per share upon reacquisition of such Common Stock by the Corporation on the date of award. Unless an election to defer the receipt of Common Stock has been made, each Stock Unit shall be converted into shares of Common Stock on a one to one basis upon vesting.

8. Vesting of Stock Units

      Stock Units awarded pursuant to this Plan shall become vested one year from the award date.

      A. If the holder of an un-vested Stock Unit award ceases to be a Non-Employee Director prior to the completion of the one year vesting period by reason of: (i) retirement after reaching age 60, provided that the date of such retirement is at least six months after the date of the award, (ii) resignation from the Board to enter public service, (iii) disability, or (iv) death, the vesting period shall immediately expire, and all Stock Units shall immediately vest.

      B. If the holder of an un-vested Stock Unit award ceases to be a Non-Employee Director for any reason other than those listed in Section 8.A., prior to expiration of the one year vesting period, such Stock Unit award will terminate.

9. Transferability of Stock Units

      A Stock Unit shall not be transferable by a Non-Employee Director otherwise than by will or the laws of descent and distribution and shall be held during his or her lifetime only by the Non-Employee Director or his or her guardian or legal representative.

10. Adjustments of Stock Units upon Changes in Capitalization

      A. If the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination, exchange of shares, or the like, or dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board (i) in the aggregate number of shares available under the Plan, (ii) in the number of shares subject to Stock Unit awards to be granted thereafter pursuant to
Section 6 and (iii) in the number of shares subject to outstanding Stock Unit awards.

      B. If the Corporation shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Corporation shall be sold or exchanged, the holder of a Stock Unit shall, after the occurrence of such a corporate event, become immediately vested in all Stock Units, and be entitled to convert the Stock Units into:

           i. the same number and kind of shares of stock,

          ii. the same amount of property, or

         iii. the same amount of cash or securities as he or she would have been entitled to receive upon the happening of such corporate event as if he or she had been, immediately prior to such event, the holder of the number of shares covered by such Stock Unit.

11. Conversion of Stock Unit

      A Non-Employee Director may elect to receive an award of Stock Units in lieu of payment of all or a portion of the annual cash retainer. The initial exchange ratio shall be 1:1 (i.e., award of a Stock Unit for a number of shares of Common Stock having a fair market value equal to the applicable amount of the cash retainer). A Non-Employee Director may also elect to receive the grant of a stock option (an "Option") pursuant to the terms and provisions of the Toys "R" Us, Inc. Non-Employee Directors' Stock Option Plan (the "Stock Option Plan") in lieu of a Stock Unit award (other than an award described in Section 6.E.). The initial exchange ratio shall be 3:1 (i.e., an Option to acquire three shares in lieu of a Stock Unit award for one share). The Board shall have the right to reasonably revise the exchange ratios from time to time. Any election pursuant to this Section 11 shall be made in accordance with the terms and conditions of the Plan and the Stock Option Plan.

12. Deferral Election.

      A Non-Employee Director may elect to further defer the receipt of Common Stock pursuant to a Stock Unit award to be granted pursuant to the Plan, subject to the terms and conditions set forth in the Toys "R" Us, Inc. Non-Employee Directors' Deferred Compensation Plan (the "Deferred Compensation Plan). Any election pursuant to this Section 12 shall be made in accordance with the terms and conditions of the Deferred Compensation Plan.

13. Miscellaneous Provisions of the Plan

      The following are miscellaneous provisions of the Plan:

           A. Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be awarded a Stock Unit under the Plan. Neither the Plan nor any action taken hereunder shall be construed a giving any Non-Employee Director any right to be retained in the service of the Corporation.

           B. The expenses of the Plan shall be borne by the Corporation.

           C. If a Stock Unit is held by the executors, administrators, legatees or distributees of the estate of a deceased Non-Employee Director or by the guardian or legal representative of a Non-Employee Director, the Corporation shall be under no obligation to issue stock thereunder unless and until the Corporation is satisfied that the person or persons exchanging the Stock Unit are the duly appointed legal representatives of the Non-Employee Director or of the deceased Non-Employee Director's estate or the proper legatees or distributees of such estate.

14. Amendment or Discontinuance of the Plan

      The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the regulations thereunder. No amendment of the Plan shall materially and adversely affect any right of any holder of a Stock Unit without such holder's written consent.

15. Termination of the Plan

      The Plan shall terminate upon the earliest to occur of:

           A. June 9, 1999 if the Non-Employee  Directors'  Compensation Program
      has  not  been  approved  by  the   Corporation's   stockholders   at  the
      Corporation's 1999 Annual Meeting of Stockholders,

           B. Such date as may be specified in a resolution of the Board terminating the Plan, and

           C. June 9, 2009.

                                                                       EXHIBIT B

                                TOYS "R" US, INC.
                             NON-EMPLOYEE DIRECTORS'
                                STOCK OPTION PLAN

1. Purpose

      The purpose of the Toys "R" Us, Inc. Non-Employee Director's Stock Option Plan (the "Plan") is to secure for Toys "R" Us, Inc. (the "Corporation") and its stockholders the benefits of the incentive inherent in increased ownership of common stock, par value $.10 per share (the "Common Stock"), of the Corporation by the members of the Board of Directors (the "Board") of the Corporation who are not employees of the Corporation or any of its subsidiaries ("Non-Employee Directors"). It is expected that such ownership will provide such Non-Employee Directors with a more direct stake in the future welfare of the Corporation and encourage them to remain directors of the Corporation. It is also expected that the Plan will encourage qualified persons to become directors of the Corporation.

2. Effective Date of the Plan

      The Plan shall become effective as of June 10, 1999, provided that the Corporation's stockholders shall have approved the proposed Non-Employee Directors' Compensation Program (as defined in the Corporation's Proxy Statement for the 1999 Annual Meeting of Stockholders) at the Corporation's 1999 Annual Meeting of Stockholders.

3. Administration

      The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying grants of stock options made under the Plan (the "Options"). Subject to the provisions of the Plan, the Board shall have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Corporation to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

4. Amount of Stock

      The stock with respect to which Options may be granted under the Plan shall not exceed 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 11. The Common Stock to be issued may be either authorized and unissued shares or issued shares acquired by the Corporation. If Options granted under the Plan terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such lapsed Options.

5. Eligibility

      Each Non-Employee Director shall be eligible to receive grants of Options in accordance with the further provisions of the Plan. All Options granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan, which agreement shall include the provisions contained in Section 10, as well as such other provisions (not inconsistent with the terms of the Plan) as the Board shall deem appropriate.

6. Grant of Options

      Options shall be granted in the following amounts and on the following dates:

           A. Option Grants to Non-Employee Directors at June 10, 1999. An Option to purchase 30,000 shares of Common Stock, subject to adjustment as provided in Section 11, shall be granted automatically to each

      Non-Employee Director who is then a member of the Board on the day following the approval of the Non-Employee Directors' Compensation Program by the Corporation's stockholders at the 1999 Annual Meeting of Stockholders.

           B. Triennial Option Grants. On each three-year anniversary of the date of grant of the Options granted pursuant to Section 6.A., an Option to purchase 30,000 shares of Common Stock, subject to adjustment as provided in Section 11, shall be granted automatically to each Non-Employee Director who is then a member of the Board.

           C. Option Grants to New Non-Employee Directors. Each new Non-Employee Director who has not been granted an Option pursuant to Section 6.A. or
      Section 6.B., upon the one-year anniversary of the date of his or her election or appointment as a director of the Corporation, shall be granted an Option to purchase a pro-rated number of shares of Common Stock. The pro-rated number of shares with respect to which an Option shall be granted shall be equal to 30,000, subject to adjustment as provided in
      Section 11, times a fraction, the numerator of which is the number of whole months remaining (if any) until the next triennial Option grant under Section 6.B. and the denominator of which is 36. A "whole" month will include the month in which the Non-Employee Director is elected or appointed where the date of election or appointment is on or before the 10th of the month.

           D. Election to Receive Option Grant in Lieu of Cash or Stock Unit Award. Except in the case of the initial award of Stock Units to a new Non-Employee Director after six months of service, a Non-Employee Director may elect to receive the grant of an Option in lieu of the payment of all or any portion of the cash retainer or award of stock units ("Stock Units") under the Toys "R" Us, Inc. Non-Employee Directors' Stock Unit Plan to be made by the Corporation for services rendered. The initial exchange ratio shall be (i) 3:1 in the case of an exchange of the cash retainer (i.e., an Option to purchase a number of shares of Common Stock having a fair market value as of the date of grant equal to three times of the amount of cash retainer being exchanged) and (ii) 3:1 in the case of an exchange of Stock Units (i.e., an Option to acquire three shares of Common Stock in lieu of a Stock Unit award for one share). The Board shall have the right to reasonably revise the exchange ratio from time to time. Any election made pursuant to this Section 6.D. shall be made in accordance with the terms and conditions of the Toys "R" Us, Inc. Non-Employee Directors' Deferred Compensation Plan. An Option granted pursuant to this Section 6.D. shall become exercisable one year from the date of grant.

7. Type, Term and Exercise of Options All Options granted under the Plan shall:

           A. be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"),

           B. not be exercisable more than 10 years after the date granted, and

           C. be  exercisable  by the  Non-Employee  Director,  as  provided  in
      Section 10.C.

8. Vesting of Options

      Except as otherwise provided in Section 6.D., each Option granted pursuant to Section 6 shall become exercisable as to one-third of the total number of shares of Common Stock covered by the Option, on a cumulative basis, on each of the third, fourth and fifth anniversaries of the date of grant if the holder thereof has been a Non-Employee Director of the Corporation at all times since such date of grant; provided, however, that if the holder of an Option ceases to be a Non-Employee Director prior to the date that an Option is fully exercisable by reason of: (i) retirement after reaching age 60, provided that the date of such retirement is at least six months after the date of grant, (ii) resignation from the Board to enter public service, (iii) disability (as defined in Section 22(e)(3) of the Code), or (iv) death, such Option shall become exercisable with respect to all of the shares of Common Stock covered by the Option.

9. Exercise Price of Options

      The Option exercise price per share shall be 100% of the fair market value of a share of Common Stock on the date of grant of the Option, subject to adjustment as provided in Section 11. As used herein, fair market value shall be the average of the high and low prices of the Common Stock on the date of determination (if the Common Stock is then traded on a national securities exchange or in the NASDAQ National Market System) or, if not so traded, the average of the closing bid and asked prices thereof on such day or, if the Common Stock is not traded on the date of determination, on the last preceding date on which the Common Stock is traded.

10. Termination and Exercise of Options

      A. Termination of Service. Subject to Section 10.B., if a person shall cease to be a Non-Employee Director for any reason while holding an Option that has not expired and has not been fully exercised:

           (i) such person, or in the case of his death or adjudication of incompetency, his executors, administrators, distributees, guardian or legal representative, as the case may be, may, at any time until the earlier to occur of the (y) fifth anniversary of the date of cessation and
      (z) the termination of such Option pursuant to Section 7.B., exercise the Option with respect to any shares of Common Stock as to which it is exercisable pursuant to Section 8 on the date the person ceased to be such a Non-Employee Director; and

           (ii) the Option will thereupon terminate as to the number of shares of Common Stock with respect to which the Option is not exercisable pursuant to Section 8 on the date of such cessation.

      B. Participation in a Competing Business. If a person shall cease to be a Non-Employee Director for any reason while holding an Option that has not expired and has not been fully exercised, such Option will terminate immediately if the holder thereof Participates In any business which is engaged directly or indirectly (through subsidiaries, joint ventures or other entities), in the retail sale (from stores, mail order, internet or otherwise) of toys, juvenile products and furniture, or children's clothing on a large scale or which derived (on a combined or pro forma basis, if applicable) more than 10 percent of its revenues from the retail sale of toys, juvenile products and furniture, or children's clothing during the most recent fiscal year of such business. For purposes of this Section 10.B., the term "Participate In" shall mean: "directly or indirectly, for his own benefit or for, with or through any other person, firm or corporation, owns, manages, operates, controls, loans money to or participates in the ownership, management, operation or control of, or is connected as a director, officer, employee, partner, consultant, agent, independent contractor or otherwise with, or acquiesces in the use of his name in." Notwithstanding the foregoing, however, the provisions of this Section 10.B. will not be deemed breached merely because the Option holder owns not more than one percent of the outstanding common stock or derivative securities (including stock options, call options, warrants, and similar securities) of a corporation, if at the time of its acquisition by the Option holder, such common stock is listed on a national securities exchange, is reported on NASDAQ or is regularly traded in the over-the-counter market by a member of a national securities exchange.

      C. Exercise of Options. Options granted under the Plan shall be exercised by the Non-Employee Director (or by his or her executors, administrators, distributees, guardian or legal representative as provided in Section 10.A.i.) as to all or part of the shares covered thereby, by the giving of written notice of exercise to the Corporation, specifying the number of shares to be purchased, accompanied by payment of the full exercise price for the shares being purchased or in accordance with the exercise procedure established by the Board. Except as provided in Section 10.E., payment of such exercise price shall be made (i) by check payable to the Corporation, (ii) by delivery of shares of Common Stock already owned by the Non-Employee Director for at least six months having a fair market value (determined as of the date such Option is exercised) equal to all or part of the aggregate exercise price, (iii) by withholding from those shares that would otherwise be obtained upon exercise of the Option a number of shares having a fair market value equal to the Option exercise price, (iv) in accordance with any other "cashless exercise" program established by the Board,
(v) by any combination of (i), (ii), (iii) or (iv) above, or (vi) by other means that the Board deems appropriate. Such notice of exercise, accompanied by such payment, shall be delivered to the Corporation at its principal business office or such other office as the Board may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Board may from time to time prescribe. The date of exercise shall be the date of the Corporation's receipt of such notice and payment. The Corporation shall effect the transfer of the shares so purchased to the Non-Employee Director (or such other person exercising the Option pursuant to Section 10.A.i.) as soon as practicable, unless an election has been made to defer receipt of such shares pursuant to Section 10.E. No Non-Employee Director or other person exercising an Option shall have any of the rights of a stockholder of the Corporation with respect to shares subject to an Option granted under the Plan until due exercise and full payment has been made as provided above, and, in the case of a Non-Employee Director who has made the election described in Section 10.E., until delivery of the shares deferred. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment. In no event may any Option granted hereunder be exercised for a fraction of a share.

      D. Transferability of Options. An Option shall not be transferable by the Non-Employee Director otherwise than by will or the laws of descent and distribution and shall be exercisable during his or her lifetime only by the Non-Employee Director or his or her guardian or legal representative.

      E. Deferral of Shares Received upon Exercise of Options. Subject to rules prescribed by the Board, a Non-Employee Director may elect to defer receipt of shares of Common Stock which would otherwise be received upon exercise of an Option. Such an election must be made at least six months prior to the exercise of the Option and must be irrevocable. If such an election is made, then, (i) effective six months after the date of the election, notwithstanding Section 10.C., payment of the exercise price under the Option may only be made by delivery of a number of shares of Common Stock already owned by the Non-Employee Director for at least six months and having a fair market value as of such date of exercise equal to the aggregate exercise price, (ii) a number of shares of Common Stock subject to the Option equal to such number delivered in payment of the exercise price shall be transferred by the Corporation to the Non-Employee Director, and (iii) the remaining shares subject to the Option shall be retained by the Corporation and treated as provided under the Toys "R" Us, Inc. Non-Employee Directors' Deferred Compensation Plan.

11. Adjustments of Options upon Changes in Capitalization

      A. If the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination, exchange of shares, or the like, or dividends payable in shares of the Common Stock, an appropriate adjustment shall be made by the Board
(i) in the aggregate number of shares available under the Plan, (ii) in the number of shares subject to Options to be granted thereafter pursuant to Section 6, (iii) in the number of shares subject to outstanding Options and (iv) in the price for each share subject to outstanding Options.

      B. If the Corporation shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Corporation shall be sold or exchanged, the holder of an Option shall, after the occurrence of such a corporate event, be entitled to receive upon the exercise of such Option: (i) the same number and kind of shares of stock, or (ii) the same amount of property, cash or securities as he or she would have been entitled to receive upon the happening of such corporate event as if he or she had been, immediately prior to such event, the holder of the number of shares covered by such Option.

      C. Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares.

12. Miscellaneous Provisions of the Plan

      The following are miscellaneous provisions of the Plan:

      A. Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Corporation.

      B. The Corporation shall not be obligated to deliver any shares of Common Stock hereunder until they have been listed on each securities exchange on which the Common Stock may then be listed, or until there has been qualification under or compliance with such state or federal laws, rules and regulations as the Corporation may deem applicable.

      C. The expenses of the Plan shall be borne by the Corporation.

      D. If an Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee or by the guardian or legal representative of an optionee, the Corporation shall be under no obligation to issue stock thereunder unless and until the Corporation is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the optionee or of the deceased optionee's estate or the proper legatees or distributees of such estate.

13. Amendment or Discontinuance of the Plan

      The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Code or the regulations thereunder; and provided, further, that except as provided in
Section 11, the Board may not, without further approval by the stockholders of the Corporation, increase the maximum number of shares of Common Stock as to which Options may be granted under the Plan, increase the number of shares subject to an Option, reduce the minimum Option exercise price described in
Section 9, extend the period during which options may be granted or exercised under the Plan or change the class of persons eligible to receive Options under the Plan. No amendment of the Plan shall materially and adversely affect any right of any optionee with respect to any Option theretofore granted without such optionee's written consent.

14. Termination of the Plan

      The Plan shall terminate upon the earliest to occur of:

      A. June 9, 1999 if the Non-Employee Directors' Compensation Program has not been approved by the Corporation's stockholders at the Corporation's 1999 Annual Meeting of Stockholders,

      B. such date as may be specified in a resolution of the Board terminating the Plan, and

      C. June 9, 2009.

                                                                       EXHIBIT C

                                TOYS "R" US, INC.
                             NON-EMPLOYEE DIRECTORS'
                           DEFERRED COMPENSATION PLAN

1. Purpose

      The purpose of the Toys "R" Us, Inc. Non-Employee Directors' Deferred Compensation Plan (the "Plan") is to secure for Toys "R" Us, Inc. (the
"Company") and its stockholders the benefits of increased equity ownership on the part of the Company's Non-Employee Directors and to provide such Non-Employee Directors the opportunity to elect to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles.

2. Definitions

      In addition to the terms defined in Section 1, above, the following terms used in the Plan shall have the meanings set forth below:

      A.  "Administrator"  shall mean the Administrative  Committee set forth in
Section 3.B. to whom the Committee has delegated the authority to take action under the Plan, except as may be otherwise required under Section 9.

      B. "Beneficiary" shall mean any person (which may include trusts and is not limited to one person) who has been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan in the event of the Participant's death, or in the absence of such a beneficiary designation, then Beneficiary means any person(s) entitled by will or, in the absence thereof, the laws of descent and distribution to receive such benefits.

      C. "Change in Status" shall mean the merger or consolidation of the Company with another corporation or the acquisition of the property or stock of the Company by another corporation, or a separation, reorganization or liquidation of the Company, in each case only if so determined by a majority of the members of the Board of Directors of the Company who have served on the Board for at least two years prior to such event.

      D. "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

      E. "Committee" shall mean the Management Compensation and Stock Option Committee of the Board of Directors of the Company or any other directors of the Company designated as the Committee. Except as may be otherwise required under
Section 9 or by applicable law, any function of the Committee may be delegated to the Administrator.

      F. "Deferral Account" shall mean the account or subaccount established and maintained by the Company for specified deferrals by a Participant, as described in Section 5. Deferral Accounts will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

      G. "Disability" shall mean termination of services to the Company because of the Participant's permanent and total disability as defined in Section 22(e)(3) of the Code as determined by the Committee in its sole discretion. The decision of the Committee shall be final and conclusive.

      H. "Participant" shall mean any Non-Employee Director of the Company (i) who participates or makes an election to participate in the Plan or whose eligible compensation or awards are mandatorily deferred by the Committee under the Plan and (ii) who would otherwise receive compensation or an award that is subject to income tax in the United States.

      I. "Retirement" shall mean a Participant's termination of services to the Company either (i) on a voluntary basis by a Participant who is at least 60 years of age, or (ii) otherwise with the written consent of the Committee in its sole discretion. The decision of the Committee shall be final and conclusive.

      J. "Stock" shall mean Toys "R" Us, Inc. Common Stock, $0.10 par value, or any other equity securities of the Company designated by the Committee.

      K. "Stock Option Plan" shall mean the Company's Non-Employee Directors' Stock Option Plan, as approved by stockholders on June 9, 1999 as part of the Non-Employee Directors' Compensation Program (as defined in the Company's Proxy Statement for the 1999 Annual Meeting of Stockholders).

      L. "Stock Unit Plan" shall mean the Company's Non-Employee Directors' Stock Unit Plan, as approved by stockholders on June 9, 1999 as part of the Non-Employee Directors' Compensation Program.

      M. "Trust" shall mean the trust or trusts established by the Company as part of the Plan; provided, however, that the assets of such trusts shall remain subject to the claims of the general creditors of the Company in the event of the Company's insolvency.

      N. "Trustee" shall mean the trustee of the Trust.

      O. "Trust Agreement" shall mean the agreement entered into between the Company and the Trustee to carry out the purposes of the Plan, as amended or restated from time to time.

      P. "Valuation Date" shall mean the close of business on the last business day of each calendar quarter provided, however, that in the case of termination of services for reasons other than Retirement, death, or Disability, the Valuation Date shall mean the close of business on the last business day of the month in which service terminates, and in the case of a Change in Status of the Company, the Valuation Date shall be the date of such Change in Status.

3. Administration

      A. Committee Authority. The Committee (subject to the ability of the Committee to restrict the Administrator) shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any actions of the Committee or the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan, except that any action of the Administrator will not be binding on the Committee. The Committee and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

      B. Administrator. The Administrative Committee shall consist of such number of members as shall be determined by the Committee, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Committee. Any member of the Administrative Committee may resign at any time. No member of the Administrative Committee shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. The members of the Administrative Committee shall not receive any special compensation for serving in their capacities as members of the Administrative Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Administrative Committee or any member thereof in any jurisdiction.

      C. Limitation of Liability. Each member of the Committee and the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any director, officer or other employee of the Company, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Committee or the Administrator, nor any person to whom ministerial duties have been delegated, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan. To the maximum extent permitted by law, the Company shall indemnify the members of the Committee and the Administrator against any and all claims, losses, damages, expenses, including any counsel fees and costs, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act.

4. Participation

      The Administrator will notify each Non-Employee Director of his or her participation or eligibility to participate in the Plan not later than thirty
(30) days (or such lesser period as may be practicable in the circumstances) prior to any deadline for filing an election form.

5. Deferrals

      A Participant may elect to defer compensation or awards for a minimum of three (3) years. Such compensation or awards may be in the form of cash, shares of stock, Stock Units (as defined in the Stock Unit Plan) and shares of Stock receivable upon the exercise of a Stock option, as provided under the terms of the Plan. In addition to any terms and conditions of deferral set forth under the Plan, the Committee may impose limitations on the amounts permitted to be deferred and other terms and conditions of deferrals under the Plan. Any such limitations and other terms and conditions of deferral shall be set forth in the rules relating to the Plan or election forms, other forms, or instructions published by the Committee and/or the Administrator. In addition, the Committee may mandate deferral of payment in accordance with the Plan of all or a portion of the compensation or awards to be received under the Plan.

      A. Elections. Once an election form, properly completed, is received by the Company, the election shall be irrevocable; provided, however, that the Committee and/or the Administrator may, in its discretion, permit a Participant to elect a further deferral of amounts credited to a Deferral Account for a minimum of an additional three (3) years by filing a later election form;
provided, further, that, unless otherwise approved by the Committee, any election to further defer amounts credited to a Deferral Account must be made at least one (1) year prior to the date such amounts would otherwise be payable.

      B. Date of Election. An election to defer compensation or awards hereunder must be received by the Administrator not later than the date specified by the Administrator, provided that:

           i. An election to defer the annual cash retainer shall be made prior to the Company's fiscal year in which such amount will be earned,

           ii. An election to defer the receipt of Stock pursuant to a Stock Unit award for attending Board and Committee meetings shall be made prior to the Company's fiscal year in which the services are to be rendered,

           iii. An election to defer the receipt of Stock pursuant to an annual Stock Unit award for serving as a member of the Executive Committee shall be made prior to the Company's fiscal year in which such amount will be earned,

           iv. An election to defer the receipt of Stock pursuant to a Stock Unit award for serving as a Committee Chairperson shall be made prior to the Company's fiscal year in which such amount will be earned,

           v. An election to defer the receipt of Stock pursuant to a Stock Unit award for a newly-elected Non-Employee Director, Committee member or Committee Chairperson shall be made within one (1) month following such election or appointment,

           vi. An election to defer receipt of shares upon exercise of a Stock option shall be made at least six (6) months prior to such exercise.

      C. Establishment of Accounts and Crediting of Amounts Deferred. One or more Deferral Accounts will be established for each Participant, as determined by the Administrator. The amount of compensation or awards deferred with respect to each Deferral Account will be credited to such Account as of the date on which such amounts would have been paid to the Participant but for the Participant's election to defer receipt hereunder. The amounts of hypothetical income and appreciation and depreciation in value of such account will be credited and debited to such Account from time to time.

      D. Trusts. The Company may, in its discretion, establish one or more Trusts (including sub-accounts under such Trusts), and deposit therein amounts of cash, Stock, or other property not exceeding the amount of the Company's obligations with respect to a Participant's Deferral Account established under
Section 5. In such case, the amounts of hypothetical income and appreciation and depreciation in value of such Deferral Account shall be equal to the actual income on, and appreciation and depreciation of, the assets of such Trusts that correspond to the Participant's Deferral Account(s), reduced by charges against such assets to reflect all or a portion, if any, as specified by the Committee, of the Company's cost of funds (as determined by the Company) resulting from payment of taxes on the income on and realized appreciation of trust assets prior to the time the Company is entitled to a tax deduction for payment of the Deferral Account. Such a Trust shall be evidenced by a Trust Agreement entered into between the Company and a Trustee, provided that the Trustee of any such Trust shall be a person independent of the Company, and the assets of any such Trust shall be subject to claim of the Company's general creditors in the event of the Company's insolvency.

      E. Deferral of Cash Retainer. If a Non-Employee Director has made an election to defer receipt of the cash retainer pursuant to Section 5.B.i., the Committee shall establish and maintain a subaccount (the "Cash Account") within such Participant's Deferral Account. A Participant's Cash Account shall be credited as follows:

           i. As of the date the cash retainer would have been otherwise payable, the Committee shall credit such Cash Account with the amount of the cash retainer deferred by the Participant; and

           ii. As of the last day of each calendar quarter, such Cash Account shall be credited with earnings on the balance credited to such account on the last day of the preceding quarter, at a rate equal to the rate (quoted as an annual rate) that is 120% of the federal long-term rate for compounding on a quarterly basis, determined and published by the Secretary of the United States Department of Treasury under Section 1274(d) of the Code, for the month in which interest is credited.

All amounts credited to a Non-Employee Director's Cash Account shall be at all times fully vested.

      F. Deferral of Stock Unit Award. If a Non-Employee Director has made an election to defer receipt of Stock pursuant to a Stock Unit award pursuant to Sections 5.B.ii., iii., iv., or v., the Committee shall establish and maintain a subaccount (the "Stock Unit Account") within such Participant's Deferral Account. A Participant's Stock Unit Account shall be credited with the number of units (each representing one share of Stock) equal to the number of shares of Stock so deferred as of the date on which the Stock Units are awarded.

      In connection with such a deferral,  if a Trust is established pursuant to
Section 5.D., the Company shall acquire on the market and deposit in such Trust a number of whole shares of Stock equal to the number of shares subject to such deferral. With respect to any fractional shares of Stock, the Administrator, in its sole discretion, shall either pay the fair market value of such fractional shares to the Participant in cash or credit the Participant's Cash Account with an amount equal to such value, in lieu of crediting fractional shares to the Participant's Stock Unit Account.

      G. Deferral of Receipt of Stock Upon Exercise of Option. If a Non-Employee Director has made an election to defer receipt of shares of Stock upon exercise of a Stock option pursuant to Section 5.B.vi., the Committee shall establish and maintain a subaccount (the "Profit Shares Account") within such Participant's Deferral Account. A Participant's Profit Shares Account shall be credited with a number of units (each representing one share of Stock) equal to the number of shares so deferred, and the Company shall deposit in a Trust described in
Section 5.D. such number of shares of Stock.

6. Settlement of Deferral Accounts

      A. Form of Payment. The Company shall settle a Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by payment of cash, provided, however, that Stock shall be delivered in settlement of any Stock Unit award or Stock of the Company deferred under the Plan, unless the Committee, in its discretion, determines such payment should be made in cash.

      B. Forfeited Rights. To the extent that Stock is deposited in a Trust pursuant to Section 5 in connection with a deferral of receipt of Stock pursuant to a Stock Unit award or other deferral of a Stock-denominated award, and the Participant's right to receive payment is forfeited, the Participant shall not be entitled to the value of such Stock or other property related thereto (including without limitation, dividends and distributions thereon).

      C. Timing of Payments. Payments in settlement of a Deferral Account shall be made as soon as practicable after the date or dates (including upon the occurrence of specified events), and in such number of installments, payable once per year, as may be directed by the Participant in his or her election relating to such Deferral Account, or earlier in the event of termination of employment by the Participant in the following circumstances:

           i. In the event of termination of service for reasons other than Retirement or Disability, a single lump sum payment in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made as promptly as practicable following the next Valuation Date, unless otherwise determined by the Administrator; or

           ii. In the event of a Change in Status, payments in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made within fifteen (15) business days following such Change in Status.

      D. Financial Emergency and Other Payments. Other provision of the Plan notwithstanding, if, upon the written application of a Participant, the Committee determines that the Participant has a financial emergency of such a substantial nature and beyond the individual's control that payment of amounts previously deferred under the Plan is warranted, the Committee may direct the payment to the Participant of all or a portion of the balance of a Deferral Account and the time and manner of such payments in other circumstances if, in the exercise of its independent judgment, it determines that circumstances beyond the individual's control warrant such action.

7. Statements

      The Administrator will furnish statements to each Participant reflecting the amount credited to a Participant's Deferral Accounts and transactions therein not less frequently than once each calendar year.

8. Sources of Stock; Limitation on Amount of Stock Denominated Deferrals

      If Stock is deposited under the Plan in a Trust pursuant to Section 5 in connection with a deferral of receipt of Stock pursuant to a Stock Unit award or deferral of a Stock-denominated award under a plan of the Company, the shares so deposited shall be deemed to have originated, and shall be counted against the number of shares reserved, under the Plan governing the awards. The number of units credited to such Deferral Account shall in no event exceed the number of shares subject to the Stock-denominated awards deferred under the Plan. Stock actually deposited to such a Trust, or delivered in settlement of Deferral Accounts shall be shares acquired in the open market, or treasury shares, in the discretion of the Committee.

9. Amendment/Termination

      The Committee may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of Participants, stockholders, or any other person: provided, however, that, without the consent of a Participant, no such action shall materially and adversely affect the rights of such Participant with respect to any rights to payment of amounts credited to such Participant's Deferral Account. Notwithstanding the foregoing, the Committee may, in its sole discretion, terminate the Plan and distribute to Participants the amounts credited to their Deferral Accounts.

10. General Provisions

      A. Limits on Transfer of Awards. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or his or her Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

      B. Receipt and Release. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred and relating to the Deferral Account to which the payments relate against the Company or any subsidiary thereof, the Committee, or the Administrator, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect.

      C. Unfunded Status of Awards: Creation of Trusts. The Plan is intended to constitute an "unfunded" plan of deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company;

provided, however, that the Committee may authorize the creation of one or more Trusts, as referred to in Section 5.D. hereof, or make other arrangements to meet the Company's obligations under the Plan, which Trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

      D. Compliance. A Participant in the Plan shall have no right to receive payment (in any form) with respect to his or her Deferral Account until legal and contractual obligations of the Company relating to establishment of the Plan and the making of such payments shall have been complied with in full. In addition, the Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

      E. Other Participant Rights. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the crediting of Stock Unit awards or other amounts to a Deferral Account, or the creation of any Trust and deposit of such Stock therein, except at such time as Stock may be actually delivered in settlement of a Deferral Account. No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be retained in the service of the Company or to interfere in any way with the right of the Company or a subsidiary to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 10.A. hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

      F. Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable provisions of the Delaware General Corporation Law and federal law.

      G. Limitation. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of the Deferral Account and neither the Company, the Committee nor the Administrator shall be liable or responsible therefor.

      H. Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate words used in the singular shall include the plural or the plural may be read as the singular.

      I. Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

      J. Status. The establishment and maintenance of, or allocations and credits to, the Deferral Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

11. Effective Date

      The  Plan  shall  be  effective  as of June 10,  1999,  provided  that the
Company's   stockholders   shall  have  approved  the  Non-Employee   Directors'
Compensation Program at the Corporation's 1999 Annual Meeting of Stockholders.

                                     [LOGO]
                                 TOYS "R" US (R)
                                  461 From Road
                            Paramus, New Jersey 07652

[LOGO] PRINTED ON
       RECYCLED PAPER

                                                                        Appendix

                               TOYS "R" US, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 9, 1999

The undersigned hereby appoints MICHAEL GOLDSTEIN and ROBERT C. NAKASONE, jointly and severally, proxies with power of substitution, to vote at the Annual Meeting of Stockholders of TOYS "R" US, INC. to be held June 9, 1999 (including adjournments), with all the powers the undersigned would possess if personally present, as specified on the reverse side with respect to the election of directors (including discretionary authority to accumulate votes) and the other matters to be considered, and in accordance with their discretion on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED, IF NOT OTHERWISE SPECIFIED (OR UNLESS DISCRETIONARY AUTHORITY TO ACCUMULATE VOTES IS EXERCISED), FOR ITEMS 1, 2 AND 3, AND PURSUANT TO ITEM 5 AND AGAINST ITEMS 3 AND 4.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. In either event, please sign and return this card.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

                Please Detach and Mail in the Envelope Provided

[x] Please mark your
    votes as in this
    example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. ELECTION OF DIRECTORS

     FOR   WITHHELD
     [ ]     [ ]

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

_____________________________________________________________________

NOMINEES: Robert A. Bernhard, RoAnn Costin, Michael Goldstein, Calvin Hill, Shirley Strum Kenny, Charles Lazarus, Norman S. Matthews, Howard W. Moore, Robert C. Nakasone, Arthur B. Newman

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2. Proposal to Adopt a New Non-Employee Directors' Compensation Program

         FOR      AGAINST      ABSTAIN
         [ ]        [ ]          [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

3. Stockholder Proposal No. 1--Maximize Value Resolution

         FOR      AGAINST      ABSTAIN
         [ ]        [ ]          [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

4. Stockholder Proposal No. 2--Request for Monitoring Report Resolution

         FOR      AGAINST      ABSTAIN
         [ ]        [ ]          [ ]

5. In their discretion upon such other business as may properly be brought before the meeting

SIGNATURE ___________________DATE _______, 1999

SIGNATURE ___________________DATE _______, 1999

Note: Please date and sign above exactly as name appears on this proxy.
      Executors, administrators, trustees, etc. should give full title. If shares are held jointly, each holder should sign.